                                 SCHEDULE 14A
                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

[X]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-
        6(E)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                   LABORATORY CORPORATION OF AMERICA HOLDINGS
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        (1) Title of each class of securities to which transaction applies:
        (2) Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        (4) Proposed maximum aggregate value of transaction:
        (5) Total fee paid:
[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
        0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1) Amount Previously Paid:
        (2) Form, Schedule or Registration Statement No.:
        (3) Filing Party:
        (4) Date Filed:

[LOGO] LabCorp
Laboratory Corporation of America Holdings

                                                    Laboratory Corporation of
                                                    America(R) Holdings
                                                    358 South Main Street
                                                    Burlington, NC 27215

                                                    Telephone: 336-229-1127
                                                                   April 6, 2000

Dear Stockholder:

   You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Laboratory Corporation of America Holdings. The meeting will be held at The Paramount Theater, 128 East Front Street, Burlington, NC 27215, on Tuesday, May 2, 2000 at 9:00 a.m., Eastern Daylight time.

   The attached notice of the Annual Meeting and Proxy Statement provide information concerning the matters to be considered at the meeting.

   As set forth in the notice, one of the items of business to be addressed at the Annual Meeting is to consider and act upon a proposal to amend the Company's Certificate of Incorporation, (the "Certificate of Incorporation") to effect a one-for-ten reverse stock split of the Company's Common Stock (the "Common Stock"). This proposal will decrease the number of outstanding shares of Common Stock from approximately 130 million to approximately 13 million.

   PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ELIMINATION OF FRACTIONAL SHARES.

   The Board of Directors believes that the recent per share price of the Company's Common Stock has had a negative effect on the marketability of the Common Stock. Management of the Company believes that a reverse stock split could position the Company more attractively with institutional investors and retail stock brokers who generally have restrictions on investing in low priced stocks.

   The Board of Directors unanimously recommends that the Company's stockholders approve each of the proposals set forth in the Notice. The enclosed Proxy Statement sets forth more detailed information regarding these proposals. Please carefully review the information in the Proxy Statement.

   Whether or not you plan to attend the meeting in person, your shares should be represented and voted at the meeting. Accordingly, after reading the enclosed proxy statement, kindly mark the proxy card to indicate your vote, date and sign the proxy card, and return it in the enclosed, postage-paid envelope as soon as conveniently possible. If you desire to vote in accordance with the Board of Directors' recommendations, you need not mark your votes on the proxy card, but you do need to sign, date, and return it in the enclosed postage-paid envelope in order to record your vote. Proxy voting via the Internet or telephone is now available to many stockholders. Using the Internet to vote results in substantial savings on return postage for the Company. Your enclosed proxy card will indicate whether these voting options are available to you and how to use them. If you later decide to attend the meeting and wish to vote your shares personally, you may revoke your proxy at any time before it is exercised.

                                          Sincerely,

                                          /s/ Thomas P. Mac Mahon
                                          Thomas P. Mac Mahon
                                          Chairman of the Board, President and
                                          Chief Executive Officer

[LOGO]LabCorp
Laboratory Corporation of America Holdings

                   LABORATORY CORPORATION OF AMERICA HOLDINGS

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of   Laboratory Corporation of America Holdings:

   Notice is hereby given that the 2000 Annual Meeting (the "Annual Meeting") of the stockholders of Laboratory Corporation of America Holdings (the "Company") will be held at The Paramount Theater, 128 East Front Street, Burlington, NC 27215, on Tuesday, May 2, 2000 at 9:00 a.m., Eastern Daylight time, for the following purposes:

     1. To elect all of the members of the Company's board of directors to serve until the Company's next annual meeting and until such directors' successors are elected and shall have qualified;

     2. To approve the Company's 2000 Stock Incentive Plan (the "Incentive
Plan");

     3. To consider and approve a proposal to amend the Company's Certificate of Incorporation (the "Amendment") to effect a one-for-ten reverse stock split (the "Reverse Stock Split") of the Company's Common Stock (the "Common Stock") as a result of which holders of the Common Stock will receive one share of Common Stock for each ten shares of Common Stock owned on the effective date of the Amendment;

     4. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2000; and

     5. To transact such other business as may properly come before the Annual Meeting or at any adjournments thereof.

   A proxy statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only stockholders of record at the close of business on April 4, 2000 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.

   A copy of the Annual Report of the Company for the fiscal year ended December 31, 1999 has either preceeded or accompanies this notice.

                                          By Order of the Board of Directors

                                          /s/ Bradford T. Smith
                                          Bradford T. Smith
                                          Secretary

April 6, 2000


 PLEASE COMPLETE, SIGN, AND DATE THE ACCOMPANYING PROXY CARD, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES.

                  LABORATORY CORPORATION OF AMERICA HOLDINGS
                             358 SOUTH MAIN STREET
                       BURLINGTON, NORTH CAROLINA 27215

                               ----------------

                                PROXY STATEMENT

                               ----------------

   This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Laboratory Corporation of America Holdings, a Delaware corporation (the "Company"), of proxies to be voted at the 2000 annual meeting of stockholders to be held at The Paramount Theater, 128 East Front Street, Burlington, NC 27215, on Tuesday, May 2, 2000 at 9:00 a.m., Eastern Daylight time, and at any adjournments thereof (the "Annual Meeting"). The Notice of Annual Meeting, this Proxy Statement, and the accompanying proxy card are first being mailed to stockholders on or about April 7, 2000.

   At the Annual Meeting, the Company's stockholders will be asked (i) to elect the following persons as directors of the Company to serve until the Company's next annual meeting and until such directors' successors are elected and shall have qualified: Thomas P. Mac Mahon, Jean-Luc Belingard, Wendy E. Lane, Robert E. Mittelstaedt, Jr., James B. Powell, M.D., David B. Skinner, M.D. and Andrew G. Wallace, M.D., (ii) to approve the Company's 2000 Stock Incentive Plan (the "Incentive Plan"), (iii) to approve the Amendment to the Certificate of Incorporation to effect the Reverse Stock Split, (iv) to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2000, and (v) to take such other action as may properly come before the Annual Meeting or any adjournments thereof.

                              GENERAL INFORMATION

Solicitation and Voting of Proxies; Revocation; Record Date

   All proxies duly executed and received by the Company will be voted on all matters presented at the Annual Meeting in accordance with the instructions given therein by the person executing such proxy or, in the absence of such instructions, will be voted in favor of the election to the Company's Board of Directors of the seven nominees for director identified in this Proxy Statement, the approval of the 2000 Stock Incentive Plan, the approval of the Amendment to the Certificate of Incorporation, and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 2000. Any stockholder may revoke his/her proxy at any time prior to the Annual Meeting before it is voted by written notice to such effect delivered to the Company at 358 South Main Street, Burlington, North Carolina 27215, Attention: Bradford T. Smith, Secretary, by delivery prior to the Annual Meeting of a subsequently dated proxy or by attending the Annual Meeting and voting in person.

   Solicitation of proxies may be made by mail and may also be made by personal interview, telephone and facsimile transmission, and by directors, officers, and regular employees of the Company without special compensation therefor. The expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting will be paid by the Company. The Company expects to reimburse banks, brokers, and other persons for their reasonable, out-of-pocket expense in handling proxy materials for beneficial owners.

   Only holders of record of the common stock, par value $0.01 per share, of the Company ("Common Stock") at the close of business on April 4, 2000 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on March 30, 2000, there were issued and outstanding 129,858,217 shares of Common Stock.

   A quorum for the Annual Meeting consists of a majority of the total number of shares of Common Stock outstanding on the Record Date and entitled to vote, present in person or represented by proxy. Directors of the Company will be elected by a plurality vote of the shares of Common Stock represented at the Annual Meeting and entitled to vote. Abstentions and broker non-votes will not affect the outcome of the election. The affirmative vote of a majority of the outstanding shares of Common Stock is required for approval of the Amendment to the Certificate of Incorporation. On such item, an abstention or broker non-vote will have the same effect as a negative vote. The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote is required for the approval of the Incentive Plan and ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2000. An abstention or broker non-vote will have no effect on the vote to ratify the appointment of independent accountants. However, with respect to the approval of the Incentive Plan, an abstention will have the same effect as a negative vote, but broker non-votes will not be considered "entitled to vote" and will have no effect on the approval of the proposal. The Stockholder Agreement provides that a reverse stock split requires approval by a majority of the Roche Directors and at least one Independent Director (a "Special Majority Vote"). As of March 1, 2000, the directors and executive officers of the Company beneficially owned an aggregate of 4,857,505 shares of Common Stock, representing approximately 3.7% of the total number of shares of Common Stock outstanding on March 30, 2000 and entitled to vote.

Beneficial Ownership

   On April 28, 1995 (the "Effective Date"), Roche Biomedical Laboratories, Inc. ("RBL"), then a wholly-owned subsidiary of HLR Holdings Inc. ("HLR"), merged with and into the Company (the "Merger") pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of December 13, 1994, among the Company, RBL, HLR and Hoffmann-La Roche Inc., a New Jersey corporation ("Hoffmann-La Roche"). In the Merger, HLR was issued 49,008,538 shares of Common Stock, and Roche Holdings, Inc., a Delaware corporation ("Holdings") was issued 12,320,718 shares of Common Stock, together representing in the aggregate approximately 46.2% of the outstanding shares of Common Stock as of March 1, 2000, in exchange for all of the outstanding shares of common stock of RBL and $135,651,100 in cash. At the time, HLR was a wholly-owned subsidiary of Hoffmann-La Roche. Hoffmann-La Roche is a wholly-owned subsidiary of Holdings which is in turn an indirect wholly-owned subsidiary of Roche Holding Ltd, a Swiss Corporation ("Roche Holding"). Holdings and its affiliates (other than the Company and its subsidiaries) are collectively referred to herein as "Roche." Subsequent to the Merger, all of the Common Stock owned by HLR was transferred to Holdings. The Merger Agreement was included as an exhibit to the annual report on Form 10-K of the Company for the year ended December 31, 1994 filed with the Securities and Exchange Commission (the "Commission").

   In connection with the Merger, the Company distributed a dividend consisting of warrants to purchase an aggregate of 13,285,368 shares of Common Stock for $22.00 (subject to adjustments) on April 28, 2000 to stockholders of record of shares of Common Stock as of April 21, 1995, (each such warrant a "Warrant" and, together with the Roche Warrants, as defined below, the "Warrants"). In addition, pursuant to the Merger Agreement, on April 28, 1995, Hoffmann-La Roche purchased Warrants to purchase 8,325,000 shares of Common Stock (the "Roche Warrants") from the Company for an aggregate purchase price of $51,048,900.

   In connection with the Merger, the Company, HLR, Hoffmann-La Roche and Holdings entered into a stockholder agreement dated as of April 28, 1995 (the "Stockholder Agreement"). In December 1996, HLR was merged with and into Hoffmann-La Roche and the shares of Common Stock owned by HLR subsequently transferred from Hoffmann-La Roche to Holdings. The Stockholder Agreement contains certain provisions relating to (i) the governance of the Company following the Merger, including, but not limited to, the composition of the Board of Directors, (ii) the issuance, sale, and transfer of the Company's Equity Securities (as defined in the Stockholder Agreement) by the Company and Roche, (iii) the acquisition of additional Equity Securities of the Company by Roche, and (iv) the registration rights granted by the Company to Roche with respect to the Company's Equity Securities. A copy of the Stockholder Agreement dated April 28, 1995 was included as an exhibit to the Company's report on Form 8-K filed with the Commission on May 12, 1995 in connection with the consummation of the Merger.

   Roche has informed the Company that it will vote for the election of each of the nominees to the Board of Directors identified herein, the approval of the Incentive Plan, the approval of the Amendment to the Certificate of Incorporation, and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 2000.

   The Board of Directors of the Company recommends that stockholders vote "FOR" the election of each of the nominees for director of the Company (as specified below), the approval of the Incentive Plan, the approval of the Amendment to the Certificate of Incorporation, and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 2000.

                        ITEM ONE: ELECTION OF DIRECTORS

   All of the Company's directors will be elected at the Annual Meeting to serve until the next succeeding annual meeting of the Company and until their successors are elected and shall have qualified. All of the nominees listed below are currently serving as members of the Board of Directors. Except as herein stated, the proxies solicited hereby will be voted FOR the election of such nominees unless the completed proxy card directs otherwise.

   The governance provisions of the Stockholder Agreement provide, among other things, that the Board of Directors of the Company will (subject to specified exceptions) be comprised of seven members, consisting of three designees of Holdings (the "Roche Directors") and four Independent Directors (as defined therein) nominated by the Nominating Committee of the Board of Directors. The persons nominated to serve as Roche Directors are Mr. Mac Mahon, Dr. Powell and Mr. Belingard. The persons nominated to serve as Independent Directors are Ms. Lane, Mr. Mittelstaedt, Dr. Skinner, and Dr. Wallace.

   The Stockholder Agreement provides that, among other things, certain actions by the Company will require approval by a majority of the entire Board of Directors of the Company, which majority must include at least a majority of the Roche Directors and at least one Independent Director (a "Special Majority Vote"). Included in these items is any change in the size or composition of the Board of Directors or any committee thereof and the establishment of a new committee of the Board of Directors.

   The Board of Directors has been informed that all of the nominees listed below are willing to serve as directors, but if any of them should decline or be unable to act as a director, the individuals named in the proxies may vote for a substitute designated by the Board of Directors. The Company has no reason to believe that any nominee will be unable or unwilling to serve.

Nominees For Election As Directors

   The name, age as of April 6, 2000, principal occupation for the last five years, selected biographical information, and period of service as a director of the Company of each nominee are set forth below:

   Thomas P. Mac Mahon (53) has served as Chairman of the Board and a Director since April 28, 1996. Prior to such date and since April 28, 1995, the Merger, he served as the Vice Chairman and a Director. Mr. Mac Mahon has been President and Chief Executive Officer and a member of the Executive and Management Committees of the Company since January 1997. Mr. Mac Mahon was Senior Vice President of Hoffmann-La Roche Inc. from 1993 to January 1997 and President of Roche Diagnostics Group and a Director and member of the Executive Committee of Hoffmann-La Roche from 1988 to January 1997. Mr. Mac Mahon was also a Director of HLR until December 1996. As Senior Vice President of Hoffmann-La Roche Inc. and President of Roche Diagnostics Group, Mr. Mac Mahon was responsible for the management of all United States operations of the diagnostic business of Hoffmann-La Roche.

   Jean-Luc Belingard (51) has served as a Director of the Company since the Merger, April 28, 1995. Mr. Belingard has served as Chief Executive Officer of Pierre Fabre S.A., a diversified French health care holding company, since January 1999. His current responsibilities include the management of the worldwide pharmaceutical, cosmetic and communication business of Pierre Fabre S.A. Prior to this position, Mr. Belingard was Director General of the Diagnostics Division and member of the Executive Committee of F. Hoffmann-La Roche Ltd ("F. Hoffmann-La Roche"), Basel, Switzerland, a subsidiary of Roche Holding. He joined F. Hoffmann-La Roche in 1982, and held various positions prior to joining Pierre Fabre S.A. Mr. Belingard is also a Director of Perkin-Elmer Corporation, Norwalk, Connecticut and a Foreign Trade Advisor to the French Government.

   Wendy E. Lane (48) has been a Director of the Company since November 1996. Ms. Lane has been Chairman of Lane Holdings, Inc., an investment firm, since 1992. Prior to forming Lane Holdings, Inc., Ms. Lane was a Principal and Managing Director of Donaldson, Lufkin & Jenrette, an investment banking firm, serving in these and other positions from 1980 to 1992. Ms. Lane has been nominated to serve as a director of Tyco International, Ltd.

   Robert E. Mittelstaedt, Jr. (56) has been a Director of the Company since November 1996. Mr. Mittlestaedt is Vice Dean, Executive Education of The Wharton School of the University of Pennsylvania, Adjunct Associate Professor of Management, and Director of the Aresty Institute of Executive Education. Mr. Mittelstaedt has served with the Wharton school since 1973, with the exception of the period from 1985 to 1989 when he founded, served as President and Chief Executive Officer, and sold Intellego, Inc., a company engaged in practice management, systems development, and service bureau billing operations in the medical industry. Mr. Mittelstaedt also serves as a Director of Innovative Solutions & Support, Inc., A.G. Simpson Automotive, Inc., and HIP Foundation, Inc.

   James B. Powell, M.D. (61) has served as a Director of the Company since the Merger, April 28, 1995. From the Merger to January 1997, Dr. Powell served as President and Chief Executive Officer of the Company. Previously, Dr. Powell was President of RBL from 1982 until the Merger. Dr. Powell has been President and Chief Executive Officer of TriPath Imaging, Inc. (f/k/a AutoCyte, Inc.) a developer of analytical systems for cytology and pathology, since January 1997. Dr. Powell is a Director and a principal investor in TriPath. He is a medical doctor and became certified in anatomic and clinical pathology in 1969. Dr. Powell serves as a Director of Mid-Carolina Bank, New Century Finance, and Pathology Partners. Dr. Powell also serves as a Director and a member of the compensation committee of U.S. Trust Co. of N.C. (f/k/a North Carolina Trust Co.).

   David B. Skinner, M.D. (64) has served as a Director of the Company since the Merger, April 28, 1995. Dr. Skinner has been President and Chief Executive Officer of New York Hospital and Professor of Surgery at Cornell Medical School since 1987. He was the Chairman of the Department of Surgery and Professor of Surgery at the University of Chicago Hospitals and Clinics from 1972 to 1987.

   Andrew G. Wallace, M.D. (65) has served as a Director of the Company since the Merger, April 28, 1995. Dr. Wallace has served as both the Dean of Dartmouth Medical School and Vice President for Health Affairs at Dartmouth College since 1990. He was the Vice Chancellor for Health Affairs at Duke University and the Chief Executive Officer of Duke Hospital from 1981 to 1990. Dr. Wallace also serves as a Director for Welch Allyn, Inc. and Dorothy Rider Poole Trust.

   The Board of Directors of the Company recommends that stockholders vote "FOR" the election of each of the nominees for director listed above.

Board of Directors and its Committees

   The Board of Directors has an Audit Committee, an Employee Benefits Committee, an Ethics and Quality Assurance Committee, and a Nominating Committee.

   The Audit Committee, currently consisting of Dr. Skinner, Mr. Mittelstaedt, and Dr. Wallace, makes recommendations, among other things, to the Board regarding the engagement of the Company's independent accountants, reviews the plan, scope and results of the audit, reviews with the accountants and management the Company's policies and procedures with respect to internal accounting and financial controls, and reviews changes in accounting policy and the scope of the non-audit services which may be performed by the Company's independent accountants. Pursuant to the Stockholder Agreement, the Audit Committee is comprised entirely of Independent Directors.

   The Ethics and Quality Assurance Committee, currently consisting of Ms. Lane, Mr. Mac Mahon, Dr. Powell, Dr. Skinner, and Dr. Wallace, is responsible for ensuring that the Company adopts and implements procedures that require the Company's employees to act in accordance with high ethical standards and to deliver high quality services.

   The Employee Benefits Committee, currently consisting of Mr. Belingard, Ms. Lane, and Dr. Skinner, makes recommendations to the Board regarding compensation and benefit policies and practices and incentive arrangements for the Executive Officers and key managerial employees of the Company. The Employee Benefits Committee also considers and grants awards under the Company's incentive plans, subject to a Special Majority Vote of the Board as described above. Pursuant to the Stockholder Agreement, the Employee Benefits Committee is comprised of a majority of Independent Directors.

   The Nominating Committee, currently consisting of Ms. Lane, Mr. Mac Mahon, and Dr. Wallace, is responsible for recommending the nomination of directors. Pursuant to the Stockholder Agreement, the Nominating Committee is comprised of one Roche Director and two Independent Directors and acts by a majority vote of the entire committee.

   The Nominating Committee will consider suggestions for Board nominees made by stockholders. A stockholder may recommend a person for nomination to the Board at the 2001 annual meeting of stockholders by giving notice thereof and providing certain information set forth in the Company's By-Laws, in writing, to the Secretary of the Company at 358 S. Main Street, Burlington, NC 27215. Such nominations must be received no later than January 2, 2001.

   During 1999, the Board of Directors held ten meetings and acted twice by unanimous written consent of all members thereof, each in accordance with the Company's By-Laws and applicable Delaware corporation law. The Employee Benefits Committee held two meetings and acted once by unanimous written consent; the Audit Committee held three meetings and acted once by unanimous written consent; and the Ethics and Quality Assurance Committee held two meetings in 1999. The Nominating Committee held no meetings in 1999, but did act once by unanimous written consent. During 1999, none of the directors attended fewer than 92% of the total meetings of the Board of Directors and the committees of which he or she was a member with the exception of Mr. Belingard who attended seven of ten meetings of the Board of Directors and 100% of the committee meetings of which he was a member; and Dr. Skinner who attended nine of ten meetings of the Board of Directors and six of seven committee meetings of which he was a member.

Compensation of Directors

   Directors who are currently not receiving compensation as officers or employees of the Company are paid an annual retainer of $30,000, payable in monthly installments, and a fee of $1,000 for each meeting of the Board of Directors or of any Committee thereof that they attend, and receive reimbursement of expenses they incur for attending any meeting. Pursuant to the Non-Employee Directors Stock Plan (the "Directors Stock Plan") approved by the stockholders of the Company, 50% of such annual retainer shall be payable in cash and 50% shall be payable in Common Stock of the Company. In 1999, Messrs. Mittelstaedt and Belingard, Drs. Skinner, Powell and Wallace, and Ms. Lane each earned 6,820 shares of Common Stock under the Directors Stock Plan. If the Incentive Plan is approved, non-employee directors will automatically be granted annual option awards with respect to shares having a Fair Market Value equal to $65,000 at the time of grant. Further information with respect to such awards is set forth below under Item Two.

                              EXECUTIVE OFFICERS

   The following table sets forth as of the date hereof the Executive Officers of the Company.

 Name                         Age Office
 ----                         --- ------
 Thomas P. Mac Mahon.........  53 Chairman of the Board, President, and Chief
                                  Executive Officer

 Wesley R. Elingburg.........  43 Executive Vice President, Chief Financial
                                  Officer, and Treasurer

 Myla P. Lai-Goldman, M.D. ..  42 Executive Vice President, Chief Scientific
                                  Officer, and Medical Director

 Richard L. Novak............  59 Executive Vice President and Chief Operating
                                  Officer

 Bradford T. Smith...........  46 Executive Vice President of Public Affairs,
                                  Human Resources, Law, and Compliance, and
                                  Secretary

 Stevan R. Stark.............  52 Executive Vice President of Sales and
                                  Marketing



   Thomas P. Mac Mahon has served as Chairman of the Board and a Director since April 28, 1996. Prior to such date and since the Merger on April 28, 1995, he served as Vice Chairman and a Director. Mr. Mac Mahon has been President and Chief Executive Officer and a member of the Executive and Management Committees of the Company since January 1997. Mr. Mac Mahon was Senior Vice President of Hoffmann-La Roche Inc. from 1993 to January 1997 and President of Roche Diagnostics Group and a Director and member of the Executive Committee of Hoffmann-La Roche from 1988 to December 1996. Mr. Mac Mahon was also a Director of HLR until December 1996. As Senior Vice President of Hoffmann-La Roche Inc. and President of Roche Diagnostics Group, Mr. Mac Mahon was responsible for the management of all United States operations of the diagnostic business of Hoffmann-La Roche. Mr. Mac Mahon was formerly a Director on the Board of TriPath Imaging, Inc. (formerly known as AutoCyte, Inc.).

   Wesley R. Elingburg has served as Executive Vice President, Chief Financial Officer, and Treasurer since October 1996. Mr. Elingburg is a member of the Executive and Management Committees of the Company. Prior to October 1996, and since April 28, 1995, the Merger, Mr. Elingburg was Senior Vice President-- Finance. Mr. Elingburg is responsible for the day to day supervision of the finance function of the Company, including treasury functions. Previously, Mr. Elingburg served as Senior Vice President--Finance and Treasurer of RBL from 1988 through April 1995 and Assistant Vice President of Hoffmann-La Roche from 1989 until the Merger.

   Myla P. Lai-Goldman, M.D. was appointed Executive Vice President, Chief Scientific Officer, and Medical Director in April 1998. Dr. Goldman manages the Center for Molecular Biology and Pathology at the Company's Research Triangle Park, N.C. facility. Dr. Goldman is Board Certified in Anatomic and Clinical Pathology and serves as a member of the Executive and Management Committees of the Company. Dr. Goldman, who holds a medical degree from Columbia University, was named Senior Vice President of the Company in 1997 and has held the position of Medical Director for the Center for Molecular Biology and Pathology since 1991 (with RBL and subsequently the Company). Dr. Goldman joined RBL in 1990.

   Richard L. Novak has served as Executive Vice President and Chief Operating Officer of the Company since January 1999. Prior to this date and since his hire in March 1997, Mr. Novak served as Executive Vice President and oversaw the Company's Eastern Operations which included the Mid-Atlantic, Northeast, South, Florida, and South Atlantic Divisions. Mr. Novak is a member of the Executive and Management Committees of the Company. Prior to joining the Company, Mr. Novak was employed by SmithKline Beecham Clinical Laboratories serving in a variety of senior management positions including Senior Vice President, U.S. Operations and most recently President, International.

   Bradford T. Smith has served as Executive Vice President, General Counsel, and Secretary since the Merger. He was appointed Compliance Officer in August 1996. Mr. Smith also oversees the Company's Public Affairs, Human Resources and Law operations. Mr. Smith is a member of the Executive and Management Committees of the Company. Previously, Mr. Smith served as Assistant General Counsel of Hoffmann-La Roche,

Division Counsel of RBL and Assistant Secretary and member of RBL's Senior Management Committee from 1988 until April 1995. Mr. Smith served as Assistant Secretary of Hoffmann-La Roche from 1989 until the Merger and as an Assistant Vice President of Hoffmann-La Roche during 1992 and 1993.

   Stevan R. Stark has served as Executive Vice President since October 1996 and was Senior Vice President, New York Division, Cranford Division, and Alliance/Hospital Division since the Merger in April 1995. Mr. Stark oversees the Company's sales and marketing operations including business alliances, managed care, and new business development. Mr. Stark is a member of the Executive and Management Committees of the Company. Previously, Mr. Stark was a Vice President and Division Manager from 1991 to 1995 and a Division Manager from 1986 to 1991. Mr. Stark served as a Director for Universal Standard Healthcare; the directorship ended on March 30, 1999.

                   EXECUTIVE COMPENSATION AND BENEFIT PLANS

Executive Compensation

   The compensation paid by the Company during the year ended December 31, 1999 to certain Executive Officers is set forth below. The Executive Officers named are the Chief Executive Officer during the year and the four other most highly compensated Executive Officers serving at year end.

                          Summary Compensation Table

                                                         Long-Term Compensation
                                Annual Compensation              Awards
                              ------------------------ --------------------------
                                                       Restricted   Securities
   Name and Principal                                    Stock      Underlying        All Other
        Position         Year Salary(1)($) Bonus(2)($) Awards($)  Options/SARs(#) Compensation(3)($)
   ------------------    ---- ------------ ----------- ---------- --------------- ------------------
Thomas P. Mac Mahon..... 1999   $683,333    $496,832   $1,100,000          --          $ 23,689
 President and Chief
  Executive              1998    600,000     382,328          --     1,000,000           38,884
 Officer(4)              1997    600,000     355,040          --       500,000           26,779

Richard L. Novak........ 1999   $546,504    $196,504   $  371,250          --          $ 42,136
 Executive Vice
  President and          1998    268,750     162,382          --       300,000           37,688
 Chief Operating
  Officer(5)             1997    229,167      92,032          --       210,000           18,950

Wesley R. Elingburg..... 1999   $274,167    $152,537   $  371,250          --          $ 17,321
 Executive Vice
  President,             1998    240,000     111,399          --       232,000           19,256
 Chief Financial
  Officer, and           1997    225,000      99,563          --       210,000           18,177
 Treasurer

Bradford T. Smith....... 1999   $274,167    $149,309   $  371,250          --          $ 19,362
 Executive Vice
  President,             1998    240,000     131,507          --       232,000           22,408
 General Counsel,
  Corporate              1997    225,000     114,389          --       210,000           19,910
 Compliance Officer, and
 Secretary

Stevan R. Stark......... 1999   $238,667    $139,052   $  371,250          --          $ 17,534
 Executive Vice
  President--            1998    230,250     117,935          --       232,000           23,802
 Sales and Marketing     1997    225,000      99,045          --       210,000          226,698

--------
(1) Includes salary paid or accrued for each indicated year.
(2) Includes bonus accrued or paid for each indicated year and other payments, excluding severance, made pursuant to employment agreements.
(3) Includes paid auto allowance, executive long-term disability premiums, relocation expenses, 401(a) and (k) contributions, personal financial planning, and group life premiums. Individual annual amounts exceeding 25% of the total all other compensation for each individual are as follows:
    (i) executive long-term disability premiums of $6,562 in 1999, $13,265 in 1998, and $9,895 in 1997 for Mr. Mac Mahon; (ii) paid auto allowance of $8,280 in 1999, 1998 and 1997 for Mr. Smith; $7,860 in 1999, 1998 and 1997
    for Mr. Elingburg; $6,900 in 1997 for Mr. Novak; and $5,548 in 1999 for Mr. Stark; (iii) relocation expenses of $18,042 in 1999 and $10,183 in 1998 for Mr. Novak, $210,547 in 1997 for Mr. Stark; (iv) 401(a) and (k) contributions of $8,280 in 1997 for Mr. Mac Mahon, $4,329 in 1999 for Mr. Elingburg, and $4,800 in 1999 for Mr. Stark; and (v) group life premiums of $3,846 in 1999 for Mr. Stark, and $5,700 in 1997 for Mr. Novak.
(4) Mr. Mac Mahon was appointed President and Chief Executive Officer effective January 7, 1997.
(5) Mr. Novak was appointed an Executive Officer of the Company effective March 3, 1997.

Restricted Stock Transactions in 1999

   During 1999, the following restricted stock grants were made under the Amended and Restated 1999 Stock Incentive Plan for the current Executive Officers named in the Summary Compensation Table:

                        Restricted Stock Awards in 1999

                                                               Price on
                                      Number of   Performance  Date of  Price on
                                        Shares   Period Until   Grant   12/31/99
Name                                  Granted(1) Maturation(1)  ($/Sh)   ($/Sh)
----                                  ---------- ------------- -------- --------
Thomas P. Mac Mahon..................  400,000      6 years     $2.750  $3.6875
Richard L. Novak.....................  135,000      6 years     $2.750  $3.6875
Wesley R. Elingburg..................  135,000      6 years     $2.750  $3.6875
Bradford T. Smith....................  135,000      6 years     $2.750  $3.6875
Stevan R. Stark......................  135,000      6 years     $2.750  $3.6875

--------
(1) Effective June 16, 1999, the Company's shareholders approved the issuance of shares of Common Stock to key employees under a restricted stock plan. A total of 1,620,000 restricted shares have been issued under the plan. Restrictions limit the sale or transfer of these shares during a six-year period whereby the restrictions lapse. The plan provides for accelerated vesting of outstanding shares in precentages of 33.3%, 66.7%, or 100%, if certain predefined profitability targets are achieved as of December 31, 2001.

Stock Option Transactions in 1999

   During 1999, there were no grants of stock options to the Executive Officers. The following chart shows, for 1999, the number of stock options exercised and the 1999 year-end value of the options held by the current Executive Officers named in the Summary Compensation Table:

                    Aggregated Option/SAR Exercises in 1999
                      and Year-End 1999 Option/SAR Values

                                                   Number of Securities     Value of Unexercised In-
                                                  Underlying Options/SARs   the-Money Options/SARs at
                           Shares                       at Year-End              Year-End($)(1)
                         Acquired on    Value    ------------------------- ---------------------------
          Name           Exercise(#) Realized($) Exercisable Unexercisable  Exercisable  Unexercisable
          ----           ----------- ----------- ----------- ------------- ------------- -------------
Thomas P. Mac Mahon.....       0        $0.00      833,334      666,666    $1,114,834.50 $1,166,665.50
Richard L. Novak........       0        $0.00      310,000      200,000       293,230.00    350,000.00
Wesley R. Elingburg.....       0        $0.00      312,334      154,666       253,564.50    270,665.50
Bradford T. Smith.......       0        $0.00      317,334      154,666       253,564.50    270,665.50
Stevan R. Stark.........       0        $0.00      320,935      154,666       253,564.50    270,665.50

--------
(1) Calculated using the actual December 31, 1999 closing price per common share on the NYSE Composite Tape of $3.6875.

Retirement Benefits and Savings Plan

   The following tables set forth the estimated annual retirement benefits payable at age 65 to persons retiring with the indicated average direct compensation and years of credited service, on a straight life annuity basis after Social Security offset, under the Company's Employees' Retirement Plan, as supplemented by the Company's Pension Equalization Plan.

                             Pension Plan Table(1)
                   Wesley R. Elingburg and Bradford T. Smith

      Five-year
       average                        10      15       20        25       30
   Compensation(2)                 Years(3) Years(3) Years(3)  Years(3) Years(3)
   ---------------                 -------- ------- --------  -------- --------
      $ 50,000.................... $ 7,378  $ 10,832 $ 14,285  $ 17,738 $ 17,738
       100,000....................  17,177    25,529   33,882    42,234   42,234
       150,000....................  27,177    40,529   53,882    67,234   67,234
       200,000....................  37,177    55,529   73,882    92,234   92,234
       250,000....................  47,177    70,529   93,882   117,234  117,234
       300,000....................  57,177    85,529  113,882   142,234  142,234
       320,683....................  61,313    91,734  122,155   152,576  152,576


                             Pension Plan Table(4)
          Thomas P. Mac Mahon, Richard L. Novak, and Stevan R. Stark

      Five-year
       average                        10       15       20       25       30
   Compensation(2)                 Years(3) Years(3) Years(3) Years(3) Years(3)
   ---------------                 -------- -------- -------- -------- --------
      $ 50,000.................... $ 6,576  $  9,864 $ 13,152 $ 16,439 $ 19,727
       100,000....................  15,754    23,631   31,509   39,386   47,263
       150,000....................  25,114    37,671   50,229   62,786   75,343
       200,000....................  34,474    51,711   68,949   86,186  103,423
       250,000....................  43,834    65,751   87,669  109,586  131,503
       300,000....................  53,194    79,791  106,389  132,986  159,583
       315,648....................  57,066    85,599  114,132  142,665  171,199

--------
(1) The Retirement Plan, as supplemented by the Pension Equalization Plan, is a defined benefit pension plan designed, in conjunction with the Company's Pension Equalization Plan, to provide an employee having 25 years of credited service with an annuity equal to 50% of final average compensation less 50% of estimated individual Social Security benefits.
    The benefit is then converted from a life annuity to an actuarially equivalent life annuity with a ten year guarantee. In addition, following retirement from active service, an additional benefit is paid from the Pension Equalization Plan designed to provide for a portion of their postretirement medical benefit. For 1999, this additional benefit amounted to $472 per year.
(2) Highest consecutive five-year average base compensation during final ten years. Compensation considered for this five-year average is reflected in the Summary Compensation Table under the heading "Salary." Under the Equalization Plan, a maximum of $300,000 final average compensation is considered for benefit calculation indexed beginning in 1997 based on the percentage change in the unrounded compensation limit under IRC Section
    401 (a)(17) of the Code. For 1999, this limit is $320,683. No bonuses are considered.
(3) Under the plans, the normal form of benefit for an unmarried participant is a life annuity with a guaranteed minimum payment for ten years. For a married participant, the normal form is a 50% joint and survivor annuity, which is actuarially equivalent to the normal form for an unmarried participant. The above tables are determined with regard to a life only form of payment; thus, payment using a ten year guarantee would produce a lower annual benefit.
(4) The Retirement Plan, as supplemented by the Pension Equalization Plan, is a defined benefit pension plan designed, in conjunction with the Company's Pension Equalization Plan, to provide an employee having 30 years of credited service with an annuity equal to 52% of final average compensation less 50% of estimated individual Social Security benefits.

   Credited service is defined generally as all periods of employment with the Company, a participating subsidiary, and certain predecessor companies after attainment of age 21 and completion of one year of service (age 25 and completion of one year of service if hired before January 1, 1985). Final average compensation is defined as average annual base salary during the five consecutive years in which base salary was highest out of the last ten years prior to normal retirement age or earlier termination. The Employee Retirement Income Security Act of 1974, as amended, places certain maximum limitations upon the annual benefit payable under all qualified plans of an employer to any one individual. The limitation solely with respect to defined benefit pension plans was $130,000 for 1999 and will be subject to cost of living adjustments for future years. In addition, the Tax Reform Act of 1986 limits the amount of compensation that can be considered in determining the level of benefits under qualified plans. The applicable limit for 1999 was $160,000. The Company believes that, with respect to certain employees, annual retirement benefits computed in accordance with the Retirement Plan's benefit formula may be greater than those which would be provided with regard to such qualified plan limitation. The Company's non-qualified, unfunded, Equalization Plan is designed to provide for the payment of the difference, if any, between the amount of such maximum limitation and the annual benefit that would be payable under the Retirement Plans but for such limitation, subject to the allowed maximum compensation limit under the Equalization Plan.

   As of December 31, 1999, credited years of service under the retirement plans for the following individuals are for Mr. Mac Mahon--2.0 years, Mr. Elingburg--18.4 years, Mr. Smith--16.9 years, Mr. Stark--15 years, and Mr. Novak--1.5 years.

Compensation Plans and Arrangements

   On April 17, 1996, the Board of Directors approved the Master Senior Executive Severance Plan (the "Severance Plan") which provides severance to certain key employees. The Severance Plan provides for severance payments of two times annual salary and targeted bonus then in effect for the President and Chief Executive Officer and the Executive Vice Presidents of the Company and severance payments of one times annual salary and targeted bonus then in effect for Senior Vice Presidents upon the occurrence of a qualifying termination. Qualifying termination is generally defined as involuntary termination without cause or voluntary termination with Good Reason, as defined. Good reason ("Good Reason") is defined as a reduction in base salary or targeted bonus as a percentage of salary, relocation to an office location more than seventy-five (75) miles from the employee's current office without consent of the employee, or a material reduction in job responsibilities or transfer to another job without the consent of the employee. Good Reason shall not include a reduction in base salary or targeted bonus where such reduction is pursuant to a Company-wide reduction of base salaries and/or targeted bonuses. In addition, the Severance Plan may not be amended or terminated within thirty-six (36) months of a change in control, as defined. A copy of the Severance Plan was included as an exhibit to the report on Form 8-K of the Company filed with the Commission on October 24, 1996.

Employee Benefits Committee Report on Executive Compensation

   The Employee Benefits Committee of the Board of Directors (for the purposes of this section, the "Committee") makes recommendations to the Board of Directors regarding compensation and benefit policies and practices and incentive arrangements for Executive Officers and key managerial employees of the Company. The Committee also considers and grants awards under the Company's incentive plans, subject to a Special Majority Vote of the Board as described above under "Item One: Election of Directors."

   The Committee is comprised of a majority of Independent Directors. During 1999, the Committee met twice to review and evaluate executive compensation and benefit programs, including information provided to the Company by independent compensation and benefit consultants.

   Executive Officer Compensation Policies. The Committee's executive compensation policies are designed to (a) attract and retain the best individuals critical to the success of the Company, (b) motivate and reward such individuals based on corporate business unit and individual performance, and (c) align executives' and stockholders' interests through equity-based incentives.

   Compensation for executives is based on the following principles: variable compensation should comprise a significant part of an executive's compensation, with the percentage at-risk increasing at increased levels of responsibility; employee stock ownership aligns the interest of employees and stockholders; compensation must be competitive with that offered by companies that compete with the Company for executive talent; and differences in executive compensation within the Company should reflect differing levels of responsibility and/or performance.

   In addition, the Committee adopted policies in 1995 relating to the integration of the compensation programs of the two companies in the Merger, which it continues to implement. The Committee determined that salaries would not be reduced as a result of the Merger. The Committee also decided that rather than renewing existing employment contracts, it would continue RBL's policy of motivating and retaining key employees with awards of incentive compensation and the adoption of a severance program (see "Compensation Plans and Arrangements" above for a description of the severance program). Moreover, consummation of the Merger and achievement of planned Merger synergies were designated as and continue to be important bases for incentive awards.

   A key determinant of overall levels of compensation is the pay practices of ten public companies in the medical supply and medical service industry with revenue comparable to the Company's (the "Peer Group"). The Peer Group was chosen by the Company's independent compensation and benefit consultants and includes some, but not all, of the members of the Peer Group used for stock price comparisons (see "--Common Stock Performance" below).

   There are three components to the Company's executive compensation program: base salary, annual incentive compensation, and long-term incentive compensation. The more senior the position, the greater the portion of compensation that varies with performance.

   Base salaries are set by the Committee and are designed to be competitive with the Peer Group companies described above. Generally, the Committee targets salary levels in the second and third quartile of the Peer Group, adjusted to reflect the individual's job experience and responsibility. Changes in base salaries are based on the Peer group's practices, the Company's performance, the individual's performance, and increases in cost of living indexes. The corporate performance measures used in determining adjustments to Executive Officers' base salaries are the same performance measures used to determine annual and long-term incentive compensation discussed below. Base salaries are reviewed and adjusted annually.

   Under the Company's annual Bonus Incentive Plan, adopted by the stockholders in 1995, annual incentive compensation is paid in the form of a cash bonus and is generally based on the attainment of specified corporate performance measures, which are established by the Committee at the beginning of the year. The measures used are EBITDA, total accessions, operating expenses and certain other specific measures. A total of $1.1 million in benefits were earned by certain Executive Officers in 1999 (see "Summary Compensation Table" for amounts paid to certain Executive Officers under the plan).

   Long-term incentive compensation is paid in part in the form of stock options granted under the Company's Stock Option Plans. The Committee believes that grants of stock options align stockholder value and Executive Officer interests. Stock options are granted in amounts that are directly related to the level of responsibility of the grantees as compared with their peer group counterparts. The number of options granted is established after determining the projected value of such options as derived from the Black-Scholes option pricing model. The size of previous grants and the number of shares held by an executive are not considered in determining annual award levels.

   As provided in the Company's Stock Option Plans, stock options are granted with an exercise price equal to the Fair Market Value (as defined in the stock plans) per share on the date of grant or other appropriate date as determined by the Board of Directors. In connection with the restricted stock awards granted to the Executive Officers in 1999, the plan provides for accelerated vesting of outstanding shares in percentages of 33.3%, 66.7%, or 100%, if certain predefined profitability targets are achieved as of December 31, 2001. Restrictions limit the sale or transfer of these shares during a six-year period whereby the restrictions lapse. No stock option or restricted stock awards are made in the absence of satisfactory performance which is evaluated by the Committee based on the executive's individual contribution to the long-term health and growth of the Company. A total of 940,000 restricted stock awards were granted to certain Executive Officers in 1999 (see "Restricted Stock Transactions in 1999").

   Chief Executive Officer Compensation. Thomas P. Mac Mahon was paid $683,333 in base salary for the year ended December 31, 1999. Mr. Mac Mahon's base salary, annual incentive compensation and long-term incentive compensation were determined in the same manner as described above for other Executive Officers. Mr. Mac Mahon became eligible to participate in the Company's Retirement Benefits and Savings Plan in 1998.

   Limit on Deductibility of Compensation. The Omnibus Budget Reconciliation Act of 1993 ("OBRA") limits the deductibility of compensation paid to the chief executive officer and each of the four highest paid employees of public companies to $1 million for fiscal years beginning on or after January 1, 1994. Certain types of compensation arrangements entered into prior to February 17, 1993 are excluded from the limitation. The Company's general policy is to preserve the tax deductibility of compensation paid to its Executive Officers. OBRA recognizes stock incentive plans as performance-based if such plans meet certain requirements. The Company's stock incentive plans are generally structured to meet the requirements of OBRA. However, options which are granted in excess of individual Section 162(m) limitations and restricted stock awards which do not vest based entirely on performance criteria will not meet the requirements of OBRA. In future years, the Committee will consider taking such steps as it deems necessary to qualify compensation so as to not be subject to the limit on deductibility.

                                          The Employee Benefits Committee

                                          Jean-Luc Belingard
                                          Wendy E. Lane
                                          David B. Skinner, M.D.

                           COMMON STOCK PERFORMANCE

   The Commission requires a five-year comparison of stock performance for the Company with stock performance of appropriate similar companies. The Common Stock is traded on the New York Stock Exchange, Inc. (the "NYSE"). Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Common Stock and the cumulative total return on the Standard & Poor's Composite-500 Stock Index and the weighted average cumulative total return (based on stock market capitalization) on the stock of each of the members of a Peer Group of companies. The Peer Group includes six publicly traded medical service and medical supply companies and one clinical laboratory company which is a direct competitor of the Company, all with sales ranging from approximately $1.1 billion to $3.9 billion. Other direct competitors of the Company are either substantially smaller than the Company or are subsidiaries of much larger diversified corporations and are therefore not believed to be appropriate peer companies. The Peer Group includes:
Allergan, Inc., Quest Diagnostics, Incorporated, C.R. Bard Inc., Magellan Health Services Inc., Fisher Scientific International Inc., Thermo Electron Corporation, and Bausch & Lomb Inc.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                 [LINE GRAPH]

                 Company   S&P 500   Peer Group

12/31/94           100       100        100
12/31/95            71       137        135
12/31/96            22       169        144
12/31/97            13       225        154
12/31/98            10       289        162
12/31/99            28       350        205

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

   The following table sets forth as of March 1, 2000, the total number of shares of Common Stock beneficially owned, and the percent so owned, by (i) each director of the Company who is a beneficial owner of any shares of Common Stock, (ii) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (iii) the officers named in the "Summary Compensation Table" set forth above, and (iv) all current directors and Executive Officers as a group. The number of shares owned are those "beneficially owned," as determined under the rules of the Commission, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security, or pursuant to the automatic termination of power of attorney or revocation of trust, discretionary account or similar arrangement.

                         Amount and Nature               Amount and Nature of
                           of Beneficial                Beneficial Ownership of
                           Ownership of      Percent         Common Stock         Percent
Beneficial Owner           Common Stock      of Class Assuming Full Conversion(1) of Class
----------------         -----------------   -------- --------------------------- --------
Roche Holdings, Inc.....    61,329,256(2)      46.2%          173,513,507(2)        51.2%
15 East North Street
Dover, DE 19901
Wellington Management
 Company, LLP...........    12,314,808(3)       9.3%           12,314,808(6)         3.6%
75 State Street
Boston, MA 02109
FMR Corp................     3,859,996(4)       2.9%           12,263,624(7)         3.6%
82 Devonshire Street
Boston, MA 02109
Thomas P. Mac Mahon.....     1,911,663(5,9)     1.4%            1,955,863(8)           *
Jean-Luc Belingard......        24,551            *                31,860(8)           *
Wendy E. Lane...........        21,501            *                23,210(8)           *
Robert E. Mittelstaedt,
 Jr. ...................        26,501            *                28,210(8)           *
James B. Powell.........        32,555            *                40,737(8)           *
David B. Skinner........        24,551            *                31,824(8)           *
Andrew G. Wallace.......        24,551            *                24,551              *
Wesley R. Elingburg.....       594,327(5,9)       *               595,417(8)           *
Richard L. Novak........       613,225(5,9)       *               613,225              *
Bradford T. Smith.......       592,259(5,9)       *               592,259              *
Stevan R. Stark.........       585,695(5,9)       *               585,695              *
All current directors
 and Executive Officers
 as a group (12
 persons)...............     4,857,505(10)      3.7%            4,928,978            1.5%

--------
 *  Less than 1%
 (1) For purposes of disclosing beneficial ownership, the Common Stock includes the total number of shares of Common Stock that would result from an assumed conversion of 100% of the Company's Convertible Preferred stock at a ratio of 18.1818 shares of Common per share of Preferred.
 (2) As reported on the Schedule 13D filed with the Commission on May 8, 1995 on behalf of Roche Holdings, Inc., Roche Holdings, Inc. is an indirect wholly-owned subsidiary of Roche Holding Ltd. Mr. Kurt Jenny, an individual and citizen of Switzerland has, pursuant to an agreement, the power to vote a majority of the voting shares of Roche Holding Ltd. This includes 112,184,251 shares of Common Stock assumed to be converted from ownership of 6,170,140 shares of Preferred Stock.
 (3) As reported in the Schedule 13G filed with the Commission on February 11, 2000 on behalf of Wellington Management Company, LLP ("Wellington"), Wellington owns shared voting power on 1,996,399 of the above listed shares.

 (4) As reported in the Schedule 13G filed with the Commission on February 11, 2000 on behalf of FMR Corp., FMR Corp. owns sole voting power on 3,083,633 shares and no voting power on 776,363 shares of the above listed shares.
 (5) Beneficial ownership by officers of the Company includes shares of Common Stock which such officers have the right to acquire upon the exercise of options which either are vested or which may vest within 60 days. The number of shares of Common Stock included in the table as beneficially owned which are subject to such options is as follows: Mr. Mac Mahon-- 1,166,667; Mr. Elingburg--389,667; Mr. Novak--410,000; Mr. Smith--
     394,667; Mr. Stark--398,268; all directors and Executive Officers as a group--2,933,437.
 (6) The Company is unaware of any Preferred Stock held either directly or indirectly by Wellington.
 (7) As reported in the Schedule 13G filed with the Commission on February 11, 2000 on behalf of FMR Corp., FMR Corp. owns 462,200 shares of Preferred Stock.
 (8) Includes shares of Common Stock assumed to be converted from ownership of shares of Preferred Stock as indicated for the following individuals: Mr. Mac Mahon--44,200 shares (2,431 shares of Preferred Stock; Mr. Belingard--7,309 shares (402 shares of Preferred Stock); Ms. Lane--1,709 shares (94 shares of Preferred Stock); Mr. Mittelstaedt--1,709 shares (94 shares of Preferred Stock); Dr. Powell--8,182 shares (450 shares of Preferred Stock); and Dr. Skinner--7,273 shares (400 shares of Preferred Stock); and Mr. Elingburg--1,091 shares (60 shares of Preferred Stock).
 (9) Includes shares of Restricted Common Stock. The number of shares of Restricted Common Stock included in the table is as follows: Mr. Mac Mahon--641,000; Mr. Novak--200,000; Messrs. Elingburg and Smith--197,000; and Mr. Stark--179,000; all directors and Executive Officers as a group-- 1,593,000.
(10) Includes 16,991 shares of common stock held by an Executive Officer's family to which beneficial ownership is disclaimed.

Section 16(A) Beneficial Ownership Reporting Compliance

   The Company's directors and executive officers, and any beneficial owner of more than 10% of a class of equity securities of the Company, are required to report their ownership of the Company's equity securities and any changes in such ownership to the Commission and the securities exchange on which the equity securities are registered. The Company is required to disclose in this Proxy Statement any delinquent filing of such reports and any failure to file such reports with respect to the fiscal year ended December 31, 1999 and any prior fiscal years.

   Non-employee directors of the Company receive a portion of their annual retainer in stock on a monthly basis pursuant to the Company's 1995 Stock Plan for Non-Employee Directors, as amended, (the "Directors' Plan"). The grants of such stock to non-employee directors are exempt transactions pursuant to Rule 16b-3 of the Securities Exchange Act of 1934. Each of the non-employee directors of the Company received stock pursuant to the Directors' Plan during 1997 and 1998 which was not reported on a per transaction basis, although the grants of such stock are included in the report by such individuals of their aggregate share holdings in their most recent Section 16 filings.

   Each of the directors and officers of the Company, other than Mr. Mittelstaedt, filed their Form 5 for the fiscal year ended December 31, 1999 approximately one month after the February 14, 2000 due date because of an inadvertent misunderstanding between the Company and its local outside counsel regarding the need to report transactions under the Company's plans: the 1995 Non-employee Directors Plan and stock incentive plans. (Mr. Mittelstaedt filed a Form 4 on March 10, 2000, which included a late report on his transactions under the Company's 1995 Non-employee Directors Plan for the fiscal year ended December 31, 1999). Beneficial ownership of the Company's equity securities and any changes in such ownership by the Company's directors and executive officers is disclosed in the table set forth above.


              ITEM TWO: APPROVAL OF THE 2000 STOCK INCENTIVE PLAN

   On March 8, 2000, the Board of Directors approved the Laboratory Corporation of America Holdings 2000 Stock Incentive Plan (the "Incentive Plan"). The Incentive Plan shall take effect as of May 4, 2000 (the "Effective Date") if approved by the holders of the majority of the voting shares of the Company represented at the Annual Meeting. The description of the Incentive Plan below assumes the implementation of and gives effect to the Amendment to effect a one-for-ten reverse stock split of the Common Stock (the "Reverse Stock Split"). If such Reverse Stock Split is not approved by the holders of the majority of the voting shares of the Company represented at the Annual Meeting, the number of shares of Common Stock authorized for issuance and individual grants set forth therein shall be adjusted accordingly. The summary description herein of the principal features of the Incentive Plan is qualified by reference to the Incentive Plan, which is attached hereto as Annex I.

   The purpose of the Incentive Plan is to attract and retain the best available employees, directors and consultants for the Company and to encourage the highest level of performance by such persons, thereby enhancing the value of the Company for the benefit of its stockholders. The Incentive Plan is also intended to motivate such persons to contribute to the Company's future growth and profitability, to reward the performance of employees and consultants and increase the proprietary and vested interest of all such persons in the growth and performance of the Company in a manner that provides them with a means to increase their holdings of Common Stock and aligns their interests with the interests of the stockholders of the Company.

   The Incentive Plan will be administered by the Employee Benefits Committee appointed by the Company's Board of Directors. During the ten-year period ending on the tenth anniversary of the adoption of the Incentive Plan, the Employee Benefits Committee will have authority, subject to the terms of the Incentive Plan, and except with respect to awards to non-employee directors, to determine when and to whom to make awards under the plan, the number of shares to be covered by the awards, the types and terms of awards granted and the exercise price of the shares of common stock covered by options and stock appreciation rights ("SARs"), and to prescribe, amend and rescind rules and regulations relating to the Incentive Plan.

   Under the terms of the Incentive Plan, incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified stock options ("NQSOs"), SARs, restricted shares and performance awards may be granted by the Employee Benefits Committee in its discretion to key employees (including officers and directors who are employees), independent contractors, consultants and non-employee directors of the Company and any of its affiliates, except that ISOs may be granted only to employees of the Company and its parent company and any subsidiary corporation. Due to the provision of the Incentive Plan, which permits awards in the discretion of the Employee Benefits Committee, it is not possible to determine how many employees of the Company and its affiliates may be eligible for grants of awards.

Shares Available

   The Incentive Plan generally provides that no individual employee may be granted options or SARs representing an aggregate of more than 150,000 shares of Common Stock on a post-split basis (1.5 million shares of Common Stock if the Reverse Stock Split is not implemented), and no "covered officer" (as defined in Section 162(m) of the Internal Revenue Code) may be granted performance-based restricted shares or performance awards, which are intended to be Section 162(m) awards, representing an aggregate of more than 100,000 shares of Common Stock on a post-split basis (1 million shares of Common Stock if the Reverse Stock Split is not implemented) or cash-based performance awards aggregating more than $5 million in any year. The aggregate number of shares of Common Stock as to which awards may be granted under the Incentive Plan may not exceed 1.7 million shares on a post-split basis (17 million if the Reverse Stock Split is not implemented) (plus any shares remaining available for grant under the Amended and Restated 1999 Stock Incentive Plan and the 1994 Stock Option Plan), of which 750,000 are available for grant of restricted shares and performance awards on a post-split basis (7.5 million if the Reverse Stock Split is not implemented).

   Shares, which are subject to an award, that remain unissued upon expiration or cancellation of the award will be available for new awards under the Incentive Plan. If awards are exercised by delivery of shares of Common Stock or satisfied by the withholding of shares of Common Stock, the number of shares available for awards under the Incentive Plan will be increased by the number of shares so delivered or withheld.

Options

   The exercise price of an ISO or a NQSO ("Option Price") may not be less than one hundred percent (100%) of the fair market value of the shares of Common Stock on the date of grant, except that, in the case of an ISO granted to an individual who, at the time the ISO is granted, owns shares possessing more than ten percent of the total combined voting power of all classes of Common Stock, such Option Price may not be less than one hundred ten percent (110%) of such fair market value. The Option Price of, and the number of shares covered by, each option will not change during the life of the option, except for adjustments to reflect stock dividends, splits, other recapitalizations or reclassifications or changes affecting the number or kind of outstanding shares. The vesting terms will be set forth in award agreements.

   The shares of Common Stock purchased upon the exercise of an option are to be paid for in cash (including cash that may be received from the Company at the time of exercise as additional compensation), or through the delivery of other shares of Common Stock held for at least six months with a value equal to the total option price or in a combination of cash and such shares, or with money lent by the Company to the optionee in compliance with applicable law and on terms and conditions to be determined by the Company.

   If the employment of an optionee terminates for any reason (other than by reason of death, Disability, or Retirement, each as defined in the Incentive
Plan), the optionee may, within the three-month period following such termination, exercise such options to the extent he/she was entitled to exercise such option at the date of termination. If an optionee dies while employed (or within three months after termination of employment) or terminates employment by reason of Disability or Retirement, all previously granted options (whether or not then exercisable), may, unless earlier terminated in accordance with their terms, be exercised by the person or persons to whom the optionee's rights pass within one year after the optionee's death or by the optionee within one year after the optionee's Disability or Retirement.

   If (i) an optionee dies while employed by the Company or an affiliate of the Company, (ii) an optionee dies within three (3) months after the termination of such optionee's employment, (iii) an optionee's employment terminates by reason of Disability or Retirement, or (iv) there is a Change in Control (as described further below), then in any such case all options theretofore granted to such optionee (whether or not then exercisable) may, unless earlier terminated or expired in accordance with their terms, be exercised by the optionee or by the optionee's estate or by a person who acquired the right to exercise such option by bequest or inheritance or otherwise by reason of the death or Disability of the optionee, at any time within one year after the date of death, Disability or Retirement of the optionee or a Change in Control.

SARs

   The Employee Benefits Committee may also grant SARs either alone ("Free Standing Rights") or in conjunction with all or part of an option ("Related Rights"). Upon the exercise of a SAR, a holder is entitled, without payment to the Company, to receive cash, unrestricted shares of Common Stock or any combination thereof, as determined by the Employee Benefits Committee, in an amount equal to the excess of the fair market value of one share of Common Stock over the option price specified in the related option (or in the case of a Free Standing Right, the price per share specified in such right) multiplied by the number of shares in respect of which the SAR is exercised. The vesting terms will be set forth in award agreements.

   The Company is required to charge earnings at the close of each accounting period during which the SARs are outstanding. The charge will be equal to the amount by which the fair market value of the shares of stock subject to the SARs exceeds the price for which the SARs may be exercised, less the tax deduction to which the Company may be entitled if the SARs were exercised and less any portion of such amount charged to earnings in prior periods. In the event that the stock subject to the SARs has depreciated in market value since the last accounting period, there will be a credit to earnings.

Restricted Shares

   The Company may also grant restricted shares under the Incentive Plan, subject to the terms of the plan and any applicable award agreement. Such restricted shares may be subject to transfer restrictions and are subject to forfeiture upon certain termination of employment events that occur prior to vesting. The vesting terms (which may include performance-based conditions) will be set forth in award agreements.

Performance Awards

   The Company may also grant performance awards under the Incentive Plan, subject to the terms of the plan and any applicable award agreement. Performance awards may be denominated in cash or shares of Common Stock, valued based on the achievement of performance goals over performance periods. Such performance awards are subject to forfeiture upon certain termination of employment events that occur prior to vesting. The vesting terms will be set forth in award agreements.

Performance-Based Awards to "Covered Officers"

   With respect to awards to "covered officers" designed to comply with
Section 162(m), performance goals will be expressed in terms of the achievement of one or more of the following Company, subsidiary, operating unit or division financial performance measures:

  (i) earnings before interest, taxes, depreciation and/or amortization
  (ii) operating income or profit
  (iii) return on equity, assets, capital, capital employed, or investment
  (iv) after tax operating income
  (v) net income
  (vi) earnings or book value per share
  (vii) cash flow(s)
  (viii) total sales or revenues, or sales or revenues per employee
  (ix) stock price or total shareholder return
  (x) dividends
  (xi) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or shares outstanding, or to assets or net assets.

   Before any awards intended to comply with Section 162(m) may be paid to covered officers, the Employee Benefits Committee must certify the extent to which performance goals and any other material terms were satisfied.

Non-Employee Director Awards

   Each non-employee director shall be granted an option to purchase that number of shares of Common Stock having a Fair Market Value equal to $65,000 as of the date of each annual meeting of the stockholders of the Company (the "Annual Grant Amount") following the effectiveness of the Incentive Plan at which such individual is elected or reelected to the office of director (the "Meeting Grant Date"), with each such grant effective as of each Meeting Grant Date. In addition, notwithstanding the foregoing, (i) if the Incentive Plan is approved by shareholders at this Annual Meeting, options will be granted to such directors elected at the Annual Meeting for a number of shares having a Fair Market Value equal to $65,000 as of the Effective Date to be effective as of the Effective Date and (ii) with respect to any director who is elected or nominated to become director other than in connection with an annual meeting of the stockholders of the Company, such director shall be granted an option, to be effective as of the date of his or her election or appointment, in an amount equal to a portion of the Annual Grant Amount, prorated by a percentage which reflects the portion of the year for which such director will have served. Notwithstanding the foregoing, the minimum and maximum number of shares which may be subject to an option in any year shall be 1,000 and 3,500 respectively, prorated for partial service, each on a post-split basis (10,000 and 35,000, respectively, if the Reverse Stock Split is not effected). No fractional shares shall be issued under this provision. Any fractional share that would otherwise be granted in connection with the Annual Grant Amount shall be rounded down to the nearest whole share, with the remainder being paid in cash.

   The exercise price of an option grant to a non-employee director may not be less than one hundred percent (100%) of the Fair Market Value (as defined in the Incentive Plan) of the shares of Common Stock on the date of grant. Unless otherwise provided in an award agreement, the options granted to non-employee directors shall vest one third on each anniversary of the grant date over three years.

   If the service of a director terminates for any reason (other than by reason of death or Disability) the director may, within the three-month period following such termination, exercise such options to the extent he was entitled to exercise such option at the date of termination. If a director dies while serving (or within three months after termination of service) or terminates by reason of Disability, all previously granted options (whether or not then exercisable), may, unless earlier terminated in accordance with their terms, be exercised by the person or persons to whom the director's rights pass within one year after the director's death or by the director within one year after the director's Disability.

   If (i) a director dies while in the service of the Company or an affiliate,
(ii) a director shall die within three (3) months after the termination of such director's service, (iii) the director's service shall terminate by reason of Disability, or (iv) there is a Change in Control (as described further below), then in any such case all options theretofore granted to such director (whether or not then exercisable) may, unless earlier terminated or expired in accordance with their terms, be exercised by the director or by the director's estate or by a person who acquired the right to exercise such option by bequest or inheritance or otherwise by reason of the death or Disability of the director, at any time within one year after the date of death or Disability of the director or a Change in Control.

Change in Control

   Under the Incentive Plan, the vesting of all or portion of an award will be accelerated upon a Change in Control of the Company (as defined in the Incentive Plan). If the vesting of an award is so accelerated, payments made may constitute an "excess parachute payment" that is not deductible by the Company in whole or in part under Section 280G of the Code. Such acceleration may also subject the participant to a 20% federal excise tax under Section 4999 of the Code on all or a portion of the value conferred on such holder by reason of the Change in Control. Award agreements may provide that the Company will reimburse such holder for the full amount of any such excise tax imposed.

Transferability

   Except as otherwise provided in an award agreement, no award may be transferred by an optionee during his lifetime except by will or the laws of descent and distribution.

Amendment and Termination

   Unless terminated by action of the Board of Directors or the Employee Benefits Committee, no awards may be granted under the Incentive Plan after May 4, 2010. The Incentive Plan may be amended or terminated at any time by the Board of Directors, except that no amendment may be made without shareholder approval if the Employee Benefits Committee determines that such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16 of the Securities Exchange Act of 1934, as amended, for which or with which the Employee Benefits Committee determines that it is desirable to qualify or comply. The Employee Benefits Committee may amend the terms of any award granted, retroactively or prospectively, but no amendment may adversely affect any vested award without the holder's consent.

   In the event of a stock split, stock dividend, subdivision or combination of the shares of Common Stock or other change in corporate structure affecting the shares of Common Stock, the Employee Benefits Committee may make such adjustments to the number of shares authorized under the Incentive Plan and to outstanding awards thereunder as it deems necessary.

   The Incentive Plan is not subject to any provision of ERISA and is not qualified under Section 401(a) of the Code.

Federal Tax Consequences

   Generally, when an optionee exercises a NQSO, the difference between the option price and any higher fair market value of the shares of Common Stock on the date of exercise will be ordinary income to the optionee and will be generally allowed as a deduction for federal income tax purposes to the employer.

   Any gain or loss realized by an optionee on disposition of the Common Stock acquired upon exercise of a NQSO will generally be capital gain or loss to such optionee, long-term or short-term depending on the holding period, and will not result in any additional tax consequences to the employer. The optionee's basis in the shares of Common Stock is determined generally at the time of exercise.

   When an optionee exercises an ISO while employed by the Company or a subsidiary or within three months (one year for disability) after termination of employment by reason of retirement or death, no ordinary income will be recognized by the optionee at that time, but the excess (if any) of the fair market value of the shares of Common Stock acquired upon such exercise over the Option Price will be an adjustment to taxable income for purposes of the federal alternative minimum tax applicable to individuals. If the shares of Common Stock acquired upon exercise of the ISO are not disposed of prior to the expiration of one year after the date of acquisition and two years after the date of grant of the option, the excess (if any) of the sales proceeds over the aggregate Option Price of such shares of Common Stock will be long-term capital gain, but the employer will not be entitled to any tax deduction with respect to such gain. Generally, if the shares of Common Stock are disposed of prior to the expiration of such periods (a "Disqualifying Disposition"), the excess of the fair market value of such shares at the time of exercise over the aggregate Option Price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and the employer will generally be entitled to a federal income tax deduction in a like amount). Any gain realized by the optionee as the result of a Disqualifying Disposition that exceeds the amount treated as ownership income will be capital in nature, long-term or short-term depending on the holding period. If an ISO is exercised more than three months (one year for disability) after termination of employment, the tax consequences are the same as described above for NQSOs.

   Certain additional special rules apply if the exercise price for an option is paid in shares of Common Stock previously owned by the optionee rather than in cash.

   ACCORDINGLY, EACH OPTIONEE SHOULD CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF INCENTIVE PLAN AWARDS, AS WELL AS THE USE OF SHARES FOR EXERCISE, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL, OR FOREIGN INCOME TAX AND OTHER LAWS.

   When a Participant exercises SARs, the amount of cash and the fair market value of property received (including Shares), unless the property is subject to transfer restrictions or forfeiture, will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company or a subsidiary.

   In the absence of an election by a participant under Section 83(b) of the Code, the grant of restricted shares will not result in taxable income to the participant or a deduction to the Company or its subsidiary or affiliate in the year of the grant. The value of such restricted shares will be taxed to a participant in the year in which the restrictions lapse. Alternatively, a participant may elect to treat as income in the year of grant the fair market value of the restricted shares on the date of grant, provided the participant makes an election under Section 83(b) of the Code within thirty days after the date of such grant. If such an election were made, a participant would not be allowed to deduct at a later date the amount included as taxable income if he/she should forfeit the restricted shares to the Company or its subsidiary or affiliate. Generally, the amount of ordinary income recognized by a participant is deductible by the Company or its subsidiary or affiliate in the year the income is recognized by the participant. If the participant does not make an election under Section 83(b) of the Code, dividends paid on the shares prior to the lapse of restrictions on such shares will be taxable to the participant as additional compensation in the year received free of restrictions, and the Company or its subsidiary or affiliate will be allowed a corresponding deduction subject to Section 162(m).

   In general, the grant of performance awards will not result in taxable income to the participant or a deduction to the company or its subsidiary or affiliate in the year of the grant. The value of the award will be taxed to a participant in the year in which the award is settled and the Company will receive a deduction in the same amount, subject to Section 162(m).

   The foregoing discussion summarizes the federal income tax consequences of the Incentive Plan based on current provisions of the Code, which are subject to change. This summary does not cover any state or local tax consequences of participation in the Incentive Plan.

New Plan Benefits

   The amounts of awards that may be granted under the Incentive Plan in 2000 are not yet determinable, except that upon the effectiveness of the Incentive Plan, each non-employee director will be automatically granted options having a Fair Market Value of $65,000 as of such grant date and annually thereafter on the date of the annual meeting of stockholders of the Company.

   The Board of Directors of the Company recommends that stockholders vote "FOR" the approval of the adoption of the 2000 Stock Incentive Plan.

          ITEM THREE: APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF
                    INCORPORATION (THE REVERSE STOCK SPLIT)

General

   The Board of Directors has determined that it would be advisable to amend the Company's Certificate of Incorporation to effect a one-for-ten reverse stock split (the "Reverse Stock Split") of the Company's Common Stock. A copy of the Amendment to the Certificate of Incorporation is attached hereto as Annex II. If the Amendment is approved by the stockholders, each TEN shares of Common Stock, par value $0.01 per share, (the "Old Common Stock") outstanding on the Effective Date (as defined below) will be converted automatically into ONE share of new Common Stock, par value $0.10 per share, (the "New Common Stock"). To avoid the existence of fractional shares of New Common Stock, stockholders who would otherwise be entitled to receive fractional shares of New Common Stock shall receive a cash distribution in lieu thereof. See "Exchange of Stock Certificates". The "Effective Date" of the Reverse Stock Split will be the date on which the Amendment is filed with the Secretary of State of Delaware, which is anticipated to be as soon as reasonably practicable following the date of the Annual Meeting.

Background of and Reasons for the Reverse Stock Split

   On February 9, 2000, the Board of Directors adopted resolutions approving the Amendment and directing that the Amendment be placed on the agenda for consideration by the stockholders at the Annual Meeting.

   On December 31, 1999, the closing price per share of the Common Stock on the NYSE was $3.6875. The Board of Directors believes that the present level of the per share market price of the Common Stock impairs the acceptability of the stock to portions of the financial community and the investing public.

   Many investors look upon low priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. The Board of Directors also believes that the current per share price of the Common Stock has reduced the effective marketability of the shares because of the reluctance of many leading brokerage firms to recommend low priced stock to their clients. Further, various brokerage house policies and practices tend to discourage individual brokers from dealing in low priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures which function to make the handling of low priced stocks unattractive to brokers from an economic standpoint. Additionally, several institutional investors have policies prohibiting them from holding low priced stock in their own portfolios. Also, the structure of trading commissions also tends to have an adverse impact upon holders of low priced stock because the brokerage commission on a sale of low priced stock generally represents a higher percentage of the sales price than the commission on higher priced stock.

   The Board of Directors is optimistic that the decrease in the number of shares of Common Stock outstanding as a consequence of the Reverse Stock Split and the resulting anticipated increased price level will result in greater interest in the Common Stock by the financial community and the investing public.

   There can be no assurance, however, that the foregoing will occur or that the market price of the Common Stock immediately after implementation of the Reverse Stock Split will increase, and if it does increase, no assurance that such increase can be maintained for any period of time, or that such market price will approximate ten times the market price before the Reverse Stock Split.

   Dissenting stockholders have no appraisal rights under Delaware law or under the Company's Certificate of Incorporation and By-Laws in connection with the Reverse Stock Split.

Effects of the Reverse Stock Split

   General Effects. If the Amendment is approved by the stockholders, the principal effect of the Reverse Stock Split will be to decrease the number of outstanding shares of Common Stock from approximately 130 million shares to approximately 13 million shares, based on share information as of March 30, 2000. The Reverse Stock Split would not affect the proportionate equity interest in the Company of any holder of Common Stock, except as may result from the provisions for the elimination of fractional shares as described below. The Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the New York Stock Exchange.

   In order that the Company may avoid the expense and inconvenience of issuing and transferring fractional shares of New Common Stock, stockholders who would otherwise be entitled to receive a fractional share of New Common Stock (the "Fractional Stockholders") shall receive payment in cash in lieu of receiving a fractional share of New Common Stock. See "Exchange of Stock Certificates."

   The Reverse Stock Split may leave certain stockholders with one or more "odd lots" of New Common Stock, i.e., stock in amounts of less than 100 shares. These odd lots may be more difficult to sell or require greater transaction costs per share to sell, than shares in even multiples of 100.

Effect on Stock Option Plans

   As of March 30, 2000 there were outstanding options to purchase shares under the Company's stock incentive plans relating to an aggregate of approximately 11.1 million shares of Common Stock. On that date 2,533 shares of Common Stock remained available for grant under such plans. As of March 30, 2000, there were reserved for issuance under the Company's employee stock purchase and non-employee director stock plans an aggregate of 3,059,609 shares of Common Stock. All of the outstanding options, other grants and rights to purchase stock under the employee stock purchase plans include provisions for adjustments in the number of shares covered thereby, and the exercise price thereof, in the event of a reverse stock split by appropriate action of the Employee Benefits Committee of the Company's Board of Directors. If the Reverse Stock Split is approved and effected, there would be reserved for future issuance upon exercise of all outstanding options a total of 1.1 million shares of Common Stock. 253 options would remain available for grant under the Company's stock incentive plans, 288,214 shares would be available for issuance under the Company's employee stock purchase plan, and 17,746 shares would be available for issuance under the Company's stock plan for non-employee directors. Each of the outstanding options would thereafter evidence the right to purchase 10% of the shares of Common Stock previously covered thereby and the exercise price per share would be ten times the previous exercise price. Each of the outstanding grants of shares would thereafter evidence the contingent obligation to deliver 10% of the shares of Common Stock previously covered thereby. The number of shares currently available for grant under the Company's stock incentive, employee stock purchase and non-employee director stock plans would be decreased to approximately 306,000 shares of Common Stock, if the Reverse Stock Split is effected.

Effect on Preferred Stock

   An aggregate of approximately 250 million shares of Common Stock are currently authorized for issuance upon conversion of all outstanding shares of Preferred Stock. If the Reverse Stock Split is approved and effected, the conversion rates for such shares of Preferred Stock would be adjusted proportionately so that the new conversion rates would be 10% of the present conversion rate and there would be reserved for issuance for this purpose approximately 25 million shares of Common Stock. As a result, following the Reverse Stock Split, each share of Series A Preferred Stock would thereafter be convertible into 1.81818 shares of Common Stock instead of 18.1818 shares. In addition, the voting powers of the Series A Preferred Stock would thereafter be reduced correspondingly.

Changes in Stockholders' Equity

   The following table illustrates the principal effects of the Reverse Stock Split discussed in the preceding paragraphs:

                                          Prior to Reverse      After Reverse
                                         Split and Amendment Split and Amendment
   Number of Shares of Common Stock        to Certificate      to Certificate
   --------------------------------      ------------------- -------------------
Authorized.............................      520,000,000         52,000,000
Outstanding(1).........................      129,858,217         12,985,821
Reserved for future grants under the
 stock incentive plans.................            2,533                253(2)
Reserved for future issuance upon
 exercise of outstanding options.......       11,134,789          1,113,478
Reserved for future issuance under the
 non-employee director stock plan......          177,466             17,746
Restricted stock awards issued under
 the stock incentive plan..............        2,138,000            213,800
Reserved for future issuance pursuant
 to the employee stock purchase plan...        2,882,143            288,214
Authorized for issuance upon converson
 of Preferred Stock....................      249,092,296         24,909,229
Available for future issuance by action
 of the Board of Directors (after
 giving effect to the above
 reservations).........................      126,852,556         12,685,255

--------
(1) Including restricted stock awards.
(2) After giving effect to the approval of the proposed 2000 Stock Incentive Plan, if approved, the number of shares of Common Stock reserved for future grants under the stock incentive plans would be 1,700,253.

   Assuming the Amendment effecting the Reverse Stock Split is approved, the Amendment will be filed with the Secretary of State of the State of Delaware as promptly as reasonably practicable thereafter. The Amendment and the proposed Reverse Stock Split would become effective upon the Effective Date.

Federal Income Tax Consequences

   The following summary of the federal income tax consequences of the Reverse Stock Split is based on current law, including the Internal Revenue Code of 1986, as amended (the "Code"), and is for general information only. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Certain stockholders, including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, non-resident aliens, foreign corporations, and persons who do not hold the Common Stock as a capital asset, may be subject to special rules not discussed below.

   ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL, OR FOREIGN INCOME TAX AND OTHER LAWS.

   The receipt of shares of New Common Stock (excluding fractional shares of New Common Stock) in the Reverse Stock Split will be a nontaxable transaction under the Code for federal income tax purposes. Consequently, a stockholder receiving shares of New Common Stock will not recognize either gain or loss, or any other type of income, with respect to whole shares of New Common Stock received as a result of the Reverse Stock Split. In addition, the aggregate tax basis of such stockholder's shares of Common Stock prior to the Reverse Stock Split will carry over as the tax basis of the stockholder's shares of New Common Stock. Each stockholder will be required to allocate such stockholder's basis in such stockholder's shares of Common Stock ratably among the total number of shares of New Common Stock owned following the Reverse Stock Split. The holding period of the shares of New Common Stock will also include the holding period during which the stockholder held the Common Stock, provided that such Common Stock was held by the stockholder as a capital asset on the Effective Date.

   The receipt by a Fractional Stockholder of cash in lieu of a fractional share of New Common Stock pursuant to the Reverse Stock Split will be a taxable transaction for federal income tax purposes. The receipt of cash in lieu of fractional shares of New Common Stock will result in gain or loss (rather than dividend income) to the Fractional Stockholders measured by the difference between the amount of cash received and the adjusted basis of the fractional share assuming, as the Company believes, that such cash distribution is undertaken solely for the purpose of saving the Company the expense and inconvenience of issuing and transferring fractional shares of New Common Stock. Capital gain or loss will be long term capital gain or loss if on the Effective Date the shares of Common Stock have been held by the Fractional Stockholder for longer than one year.

   Based on certain exceptions contained in regulations issued by the Internal Revenue Service, the Company does not believe that generally it or Fractional Stockholders will be subject to backup withholding or informational reporting with respect to the cash distributed to Fractional Stockholders unless the cash distributed is twenty dollars or more.

Exchange of Stock Certificates

   If the proposal to implement the Reverse Stock Split is adopted, stockholders will be required to exchange their stock certificates for new certificates representing the shares of New Common Stock. Stockholders of record on the Effective Date will be furnished the necessary materials and instructions for the surrender and exchange of share certificates at the appropriate time by the Company's transfer agent (the "Transfer Agent"). Stockholders will not have to pay a transfer fee or other fee in connection with the exchange of certificates. Stockholders should not submit any certificates until requested to do so.

   As soon as practicable after the Effective Date, the Transfer Agent will send a letter of transmittal to each stockholder advising such holder of the procedure for surrendering stock certificates in exchange for new certificates representing the ownership of New Common Stock. No certificates representing fractional shares shall be issued. In lieu thereof, a certificate or certificates evidencing the aggregate of all fractional shares otherwise issuable (rounded, if necessary, to the next higher whole share) shall be issued to the Transfer Agent or its nominee, as agent for the accounts of all holders of Common Stock otherwise entitled to have a fraction of a share issued to them in connection with the Reverse Stock Split. Sales of fractional interests will be effected by the Transfer Agent as soon as practicable on the basis of prevailing market prices of the Common Stock on the NYSE at the time of sale. After the Effective Date, the Transfer Agent will pay to such stockholders their pro rata share of the net proceeds derived from the sale of their fractional interests upon surrender of their stock certificates. No service charges or brokerage commissions will be payable by stockholders in connection with the sale of fractional interests, all of which costs will be borne by the Company.

   Until they have surrendered their stock certificates for exchange, stockholders will not be entitled to receive any dividends or other distributions that may be declared and payable to holders of record. Upon the surrender of certificates representing Old Common Stock, certificates representing New Common Stock together with any such withheld dividends or other distributions, without interest, will be delivered. At the same time or as soon as possible thereafter, any cash payment for a fractional share will be paid (without interest).

   Any stockholder whose certificate for Old Common Stock has been lost, destroyed or stolen, will be entitled to issuance of a certificate representing the shares of New Common Stock into which such shares will have been converted upon compliance with such requirements as the Company and the Transfer Agent customarily apply in connection with lost, stolen or destroyed certificates.

   The Board of Directors of the Company recommends that stockholders vote "FOR" approval of the Amendment to the Company's Certificate of Incorporation.

              ITEM FOUR: RATIFICATION OF INDEPENDENT ACCOUNTANTS

   Upon the recommendation of the Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP ("PwC") to audit the accounts of the Company for the year ending December 31, 2000. For the year ended December 31, 1999 the Company's accounts were audited by PwC.

   PwC's report on the financial statements of the Company for the year ended December 31, 1999 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

   To the knowledge of management and the Audit Committee of the Board of Directors of the Company, in connection with the audit of the Company's financial statements for the year ended December 31, 1999, there were no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the matter in its reports.

   Representatives of PwC will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

   Stockholder ratification of the appointment of PwC as the Company's independent accountants is not required by the Company's By-Laws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the appointment of PwC as the Company's independent accountants for the year ending December 31, 2000, the Board of Directors will consider whether to retain that firm for such year.

   The Board of Directors of the Company recommends that stockholders vote "FOR" the ratification of the appointment of PwC as the Company's independent accountants for 2000.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Stockholder Agreement

   In connection with the Merger, the Company, HLR, Holdings and Hoffmann-La Roche entered into the Stockholder Agreement dated as of April 28, 1995. In December 1996, HLR was merged with and into Hoffmann-La Roche and the shares of Common Stock owned by HLR subsequently transferred from Hoffmann-La Roche to Holdings. The Stockholder Agreement contains certain provisions relating to
(i) the governance of the Company following the Merger, including but not limited to the composition of the Board of Directors, (ii) the issuance, sale, and transfer of the Company's Equity Securities (as defined therein) by the Company and Hoffmann-La Roche, (iii) the acquisition of additional Equity Securities, and (iv) the registration rights granted by the Company to Holdings and Hoffmann-La Roche with respect to the Company's Equity Securities.

   Pursuant to the Stockholder Agreement, the Board of Directors of the Company will (subject to specified exceptions) be comprised of seven members, consisting of three "Roche Directors" and four Independent Directors nominated by the Nominating Committee of the Board of Directors.

   The Stockholder Agreement also provides that, among other things, certain actions by the Company will require approval by a majority of the Roche Directors and at least one Independent Director (a "Special Majority Vote"). Included in these items is any change in the size or composition of the Board of Directors or any committee thereof and the establishment of a new committee of the Board of Directors, and with certain exceptions, the issuance of securities by the Company.

   The Stockholder Agreement also provides that, except under certain circumstances, which include the issuance of Common Stock pursuant to a public offering, the Company may not issue any equity securities unless Holdings is offered the opportunity to purchase an amount of such stock necessary to maintain its interest.

   Pursuant to the Stockholder Agreement, Holdings and its affiliates (other than the Company and its subsidiaries) have the right to acquire Equity Securities (as defined therein) to the extent that, after giving effect thereto, their Total Voting Power would not exceed 75%. Moreover, Holdings and its affiliates (other than the Company and its subsidiaries) may acquire additional Equity Securities notwithstanding the fact that after giving effect thereto, their Total Voting Power would exceed 75%, if Holdings and its affiliates (other than the Company and its subsidiaries) or any one of them offers, prior to consummation of such purchase, to purchase all outstanding Equity Securities and holders of Equity Securities totaling more than 50% of the outstanding Equity Securities (excluding Equity Securities held by Holdings and its affiliates (other than the Company and its subsidiaries)) accept such offer. After the third anniversary of the Merger, the Stockholder Agreement does not restrict purchases by Holdings or its affiliates of Equity Securities.

   In addition, the Stockholder Agreement contains a Demand Registration provision pursuant to which the Company is obligated, upon the request of Holdings, or Hoffmann-La Roche, to file registration statements with the Commission covering any shares of Common Stock owned by those parties which are restricted securities within the meaning of Rule 144(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"). Holdings and Hoffmann-La Roche will also have the right to include such securities in any registration statement filed by the Company offering securities for its own account or for the account of any holder, subject to certain reductions if the managing underwriter determines that the size of the offering or the combination of securities offered would materially interfere with the offering.

Certain Other Transactions with Roche

   At December 31, 1999, 61,329,256 shares of the Company's outstanding common stock, or approximately 47.6% at December 31, 1999, were owned by Roche. In addition, Roche owned 6,170,140 shares of the Company's redeemable convertible preferred stock at December 31, 1999, or approximately 54.4%. No voting rights are associated with the redeemable preferred shares.

   As of December 31, 1999, the number of warrants outstanding to purchase the Company's common stock was 22,151,308 of which 8,325,000 warrants were held by an affiliate of Roche. These warrants are exercisable at a price of $22.00 per share and expire on April 28, 2000.

   The Company has certain on-going arrangements with Roche for the purchase by the Company of certain products and the licensing by the Company from Roche of certain diagnostic technologies, with an aggregate value of approximately $38.3 million in 1999. In addition, the Company made royalty payments to Roche in the amount of $2.9 million in 1999. The Company provides certain diagnostic testing and support services to Roche in connection with Roche's clinical pharmaceutical trials, with an aggregate value of approximately $0.9 million in 1999. Each of these arrangements was entered into in the ordinary course of business, on an arm's-length basis, and on terms which the Company believes are no less favorable to it than those obtainable from unaffiliated third parties.

Certain Transactions with TriPath Imaging, Inc. (formerly known as AutoCyte,
Inc.)

   Dr. Powell is President, Chief Executive Officer and a Director on the Board of TriPath Imaging, Inc. ("TriPath") and has a beneficial ownership of approximately 8.0% of TriPath's common stock. Mr. Mac Mahon has a beneficial ownership of less than 1% of TriPath's common stock.

   The Company has certain on-going arrangements with TriPath for the purchase by the Company of certain products with an aggregate value of approximately $0.4 million in 1999.

   In 1998, TriPath leased a portion of the Company's facility in Elon College, North Carolina and purchased cytology services for total payments of approximately $0.1 million to the Company.

                             STOCKHOLDER PROPOSALS

   Under the rules and regulations of the Commission as currently in effect, any holder of at least $1,000 in market value of Common Stock who desires to have a proposal presented in the Company's proxy material for use in connection with the annual meeting of stockholders to be held in 2000 must transmit that proposal (along with his name, address, the number of shares of Common Stock that he holds of record or beneficially, the dates upon which the securities were acquired and documentary support for a claim of beneficial ownership) in writing as set forth below. Proposals of stockholders intended to be presented at the next annual meeting must be received by Bradford T. Smith, Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215, no later than January 2, 2001. This date was based on a planned meeting date in early June 2001.

   Holders of Common Stock who want to have proposals submitted for consideration at future meetings of stockholders should consult the applicable rules and regulations of the Commission with respect to such proposals, including the permissible number and length of proposals and other matters governed by such rules and regulations.

                            ADDITIONAL INFORMATION

   The Company will make available a copy of the 1999 Form 10-K and any quarterly reports on Form 10-Q filed thereafter, without charge, upon written request to the Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215. Each such request must set forth a good faith representation that, as of the Record Date (April 4, 2000), the person making the request was a beneficial owner of Common Stock entitled to vote.

   In order to ensure timely delivery of such document prior to the annual meeting, any request should be received by the Company promptly.

                                 OTHER BUSINESS

   The Company knows of no other matters which may come before the Annual Meeting. However, if any such matters properly come before the Annual Meeting, the individuals named in the proxies will vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Bradford T. Smith
                                          Bradford T. Smith
                                          Secretary

April 6, 2000

                                                                         ANNEX I

                   LABORATORY CORPORATION OF AMERICA HOLDINGS
                           2000 STOCK INCENTIVE PLAN

1. Purpose; Restrictions on Amount Available under this Plan.

   This 2000 Stock Incentive Plan (this "Plan") is intended to encourage stock ownership by employees, consultants, and non-employee directors of Laboratory Corporation of America Holdings (the "Company") and employees and consultants of Affiliate Corporations (as defined in Section 2(a) hereof), so that they may acquire or increase their proprietary interest in the Company, and to encourage such employees, consultants and non-employee directors to remain in the employ and/or service of the Company and to put forth maximum efforts for the success of the business of the Company. It is further intended that options granted by the Committee pursuant to Section 6 of this Plan shall constitute "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the "Code"), and options granted by the Committee pursuant to Sections 7 and 8 of this Plan shall constitute "nonqualified stock options" ("Nonqualified Stock Options"). Grants under this Plan may consist of Incentive Stock Options, Nonqualified Stock Options (collectively, "Options"), stock appreciation rights ("Rights"), which Rights may be either granted in conjunction with Options ("Related Rights") or unaccompanied by Options ("Free Standing Rights"), restricted stock awards ("Restricted Shares"), or performance awards ("Performance Awards"), as hereinafter set forth.

2. Definitions.

   As used in this Plan, the following words and phrases shall have the meanings indicated:

     (a) "Affiliate Corporation" or "Affiliate" shall mean any corporation, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company.

     (b) "Award" shall mean an Option, a Right, Restricted Share, or Performance Award granted hereunder.

     (c) "Award Agreement" shall have the meaning set forth in Section 3 hereof.

     (d) "Change in Control" shall mean circumstances under which Roche Holding Ltd or any corporation directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with Roche Holding Ltd ceases to maintain "beneficial ownership" (as defined in Rule 13d-3 of the Exchange Act), individually or in the aggregate, of securities of the Company representing five percent (5%) or more of the combined voting power of the Company's then outstanding securities.

     (e) "Common Stock" shall mean shares of the Company's common stock, par value $0.10 per share.

     (f) "Covered Officer" as of a particular date shall mean (i) any individual who, with respect to the previous taxable year of the Company, was a "covered employee" of the Company within the meaning of Section 162(m) of the Internal Revenue Code; provided, however, that the term "Covered Officer" shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a "covered employee" with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a "covered employee" with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

     (g) "Disability" shall mean a Participant's inability to engage in any substantial gainful activity by reason of medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

     (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (i) "Fair Market Value" per share as of a particular date shall mean (i) the closing sales price per share of Common Stock on a national securities exchange for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded on an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee in its discretion may determine.

     (j) "Parent Corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an Award, each of such corporations (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (k) "Participant" shall have the meaning set forth in Section 4 hereof.

     (l) "Prior Plans" shall mean the Laboratory Corporation of America Holdings Amended and Restated 1999 Stock Incentive Plan and the Laboratory Corporation of America Holdings 1994 Stock Option Plan.

     (m) "Retirement" shall mean a Participant's termination of employment in accordance with the provisions of the Company's Employee Retirement Plan at such Participant's Normal Retirement Date, as defined in such plan.

     (n) "Subsidiary Corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an option, each of such corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (o) "Ten Percent Stockholder" shall mean a Participant who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent Corporation or Subsidiary Corporations.

3. Administration.

   This Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"), which shall be comprised of two or more persons, each of whom shall qualify as a "Non-Employee Director" as described in Rule 16b-3(b)(3)(i) promulgated under the Exchange Act.

   The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of this Plan, to administer this Plan and to exercise all the powers and authorities either specifically granted to it under this Plan or necessary or advisable in the administration of this Plan, including, without limitation, the authority to grant Awards; to designate Participants, other than as set forth in Section 8 hereof; to determine the type or types of Awards to be granted to a Participant; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine which Rights (if any) shall be granted in conjunction with Options; to determine the purchase price of the shares of Common Stock covered by each Option (the "Option Price"); to determine the persons to whom, and the time or times at which, Awards shall be granted; to determine the number of shares to be covered by each Award; to interpret this Plan; to prescribe, amend and rescind rules and regulations relating to this Plan; to determine the terms and provisions of the agreements (which need not be identical) entered into in connection with Awards granted under this Plan (each an "Award Agreement"); and to make all other determinations deemed necessary or advisable for the administration of this Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as may be deemed advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under this Plan.

   No member of the Board of Directors or Committee shall be liable for any action taken or determination made in good faith with respect to this Plan or any Award granted hereunder.

4. Eligibility.

   Awards may be granted to key employees (including, without limitation, officers and directors who are employees) and non-employee directors of the Company or its present or future Affiliate Corporations. For purposes of the foregoing, "employee" shall mean any employee, independent contractor, consultant, advisor, or similar individual who is providing or who has agreed to provide services to the Company or to any of its present or future Affiliate Corporations. Notwithstanding any provision of this paragraph, Incentive Stock Options shall be granted only to individuals who, on the date of such grant, are employees of the Company or a Parent Corporation or a Subsidiary Corporation. In determining the persons to whom Awards shall be granted and the number of shares to be covered by each Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of this Plan. A person to whom an Award has been granted hereunder is sometimes referred to herein as a "Participant" or "Optionee."

   A Participant shall be eligible to receive more than one grant of an Award during the term of this Plan, but only on the terms and subject to the restrictions hereinafter set forth.

5. Stock.

   The stock subject to Awards hereunder shall be shares of Common Stock. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or that may be reacquired by the Company. The aggregate number of shares of Common Stock as to which Awards may be granted from time to time under this Plan shall not exceed 1.7 million, plus any shares which remain available for grants of awards under the Prior Plans, of which the number of shares of Common Stock as to which Restricted Shares and/or Performance Awards may be granted from time to time under this Plan shall not exceed 750,000. No person may be granted Options or Rights under this Plan representing an aggregate of more than 150,000 shares of Common Stock in any year. The limitations established by the preceding three sentences shall be subject to adjustment as provided in Sections 14 and 18 hereof.

   To the extent that (1) any Award granted under the Plan or the Prior Plans expires, is terminated or forfeited without being exercised, settled or with respect to Restricted Shares, vested, (2) any Option granted under the Plan or the Prior Plans is surrendered on exercise of a Right for cash or the issuance of fewer shares of Common Stock than issuable under such surrendered Option, or (3) any Free Standing Right granted under the Plan or the Prior Plans expires or is terminated without being exercised, the shares of Common Stock issuable thereunder, less such shares issued, shall become available for grants of Awards.

6. Incentive Stock Options.

   Options granted pursuant to this Section 6 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Sections 5 and 9 hereof:

     (a) Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Options granted under this Plan and all other option plans of the Company, any Parent Corporation and any Subsidiary Corporation become exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

     (b) Ten Percent Stockholders. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock of the Company on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

7. Employee Nonqualified Stock Options.

   Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Sections 5 and 9 hereof.

8. Director Nonqualified Stock Options.

  (a) Each non-employee director shall be granted an Option to purchase that number of shares of Common Stock having a Fair Market Value equal to $65,000 as of the date of each annual meeting of the stockholders of the Company (the "Annual Grant Amount") following the meeting at which the Plan is approved at which such individual is elected or reelected to the office of director (the "Meeting Grant Date") with each such grant effective as of each Meeting Grant Date. In addition, notwithstanding the foregoing, (i) options will be granted to directors elected at the meeting at which the Plan is approved for a number of shares having a Fair Market Value equal to $65,000 as of the Effective Date to be effective as of the Effective Date and (ii) with respect to any director who is elected or nominated to become director other than in connection with an annual meeting of the stockholders of the Company, such director shall be granted an option, to be effective as of the date of his or her election or appointment, in an amount equal to the product of the Annual Grant Amount and a fraction the numerator which is the number of months from the date of such election or appointment until the expected date of the next annual meeting and the denominator of which is twelve. Notwithstanding the foregoing, the minimum and maximum number of shares which may be subject to an Option in any year shall be 1,000 and 3,500 respectively. Options granted pursuant to this Section 8 are intended to constitute Nonqualified Stock Options and shall be subject, to the extent applicable, to the general terms and conditions specified in Sections 5 and 9 hereof.

  (b) No fractional shares shall be issued under this provision. Any fractional share that would otherwise be granted in connection with the Annual Grant Amount shall be rounded down to the nearest whole share, with the remainder being paid in cash.

  (c) With respect to the Options granted pursuant to this Section 8, neither the Board nor the Committee shall have discretion with respect to the selection of directors to receive Options, the number of shares subject to such Options, the purchase price thereunder or the timing of the grant of Options under this Section 8.

  (d) Unless otherwise provided in an award agreement, the Options granted pursuant to this Section 8 shall vest in equal one-third installments on each of the three anniversaries following the grant date.

9. Terms and Conditions of Options.

   Each Option granted pursuant to this Plan shall be evidenced by a written Award Agreement between the Company and the Participant, which agreement shall comply with and be subject to the following terms and conditions:

     (a) Number of Shares. Each Award Agreement shall state the number of shares of Common Stock to which the Option relates.

     (b) Type of Option. Each Award agreement shall specifically identify the portion, if any, of the Option which constitutes an Incentive Stock Option and the portion, if any, which constitutes a Nonqualified Stock Option.

     (c) Option Price. Each Award Agreement shall state the Option Price per share of Common Stock, which shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock of the Company on the date of grant of the Option and which, in the case of Incentive Stock Options, shall be further subject to the limitation described in
  Section 6(b) hereof. The Option Price shall be subject to adjustment as provided in Section 14 hereof. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted.

     (d) Medium And Time of Payment. The Option Price shall be paid or satisfied in full, at the time of exercise, in cash or in shares of Common Stock owned by the Participant for at least six months (which are not the subject of any pledge or other security interest) having a Fair Market Value equal to such Option Price or in a combination of cash and such shares, and may be effected in whole or in part, at the discretion of the Committee (i) with monies received from the Company at the time of exercise as a compensatory cash payment, or (ii) with monies borrowed from the Company pursuant to repayment terms and conditions as shall be determined from time to time by the Committee, in its discretion separately with respect to each exercise of Options and each Participant; provided, however, that each such method and time for payment and each such borrowing and terms and conditions of security, if any, and repayment shall be permitted by and be in compliance with applicable law.

     (e) Term and Exercise of Options. Options shall be exercisable over the exercise period as and at the times and upon the conditions that the Committee may determine, as reflected in the Award Agreement; provided, however, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period shall be determined by the Committee; provided, however, that in the case of any Incentive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Incentive Stock Option and such exercise period shall be further limited in circumstances described in Section 6(b) hereof. The exercise period shall be subject to earlier termination as provided in Section 9(f) and 9(g) hereof. An Option may be exercised as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee; provided, however, that an Option may not be exercised at any one time as to fewer than one hundred (100) shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than one hundred (100)).

     (f) Termination of Employment. Except as provided in this Section 9(f) and in Section 9(g) hereof, an Option may not be exercised unless the Participant is then in the employ or service of (1) the Company, (2) an Affiliate Corporation or (3) a corporation issuing or assuming the Option in a transaction to which Section 424 of the Code applies or a parent corporation or subsidiary corporation of the corporation described in this Clause 3, and unless the Participant has remained continuously so employed since the date of grant of the Option. In the event that the employment or service of a Participant shall terminate (other than by reason of death, Disability or Retirement), all Options of such Participant that are exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised within three (3) months after such termination. Nothing in this Plan or in any Option or Right granted pursuant hereto shall confer upon an individual any right to continue in the employ or service of the Company or any of its Affiliate Corporations or interfere in any way with the right of the Company or any such Affiliate Corporation to terminate such employment or service at any time.

     (g) Acceleration of Benefits upon Death, Disability or Retirement of Participant or a Change in Control. If (i) a Participant shall die while employed by the Company or an Affiliate Corporation thereof, (ii) a Participant shall die within three (3) months after the termination of such Participant's employment, (iii) the Participant's employment shall terminate by reason of Disability or Retirement, or (iv) there is a Change in Control, then in any such case all Options theretofore granted to such Participant (whether or not then exercisable) may, unless earlier terminated or expired in accordance with their terms, be exercised by the Participant or by the Participant's estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or Disability of the Participant, at any time within one year after the date of death, Disability or Retirement of the Participant or the Change in Control.

     (h) Nontransferability of Options. Except as otherwise provided in an Award Agreement, Options granted under this Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and Options may be exercised, during the lifetime of the Participant, only by the Participant or by his guardian or legal representative.

     (i) Rights as a Stockholder. A Participant who is the holder of an Option or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 14 hereof.

     (j) Other Provisions. The Award Agreements authorized under this Plan shall contain such other provisions, including, without limitation, (i) the granting of Rights, (ii) the imposition of restrictions upon the exercise of an Award, and (iii) in the case of an Incentive Stock Option, the inclusion of any condition not inconsistent with such Option qualifying as an Incentive Stock Option, as the Committee shall deem advisable.

10. Stock Appreciation Rights.

   (a) Grant and Exercise. In the case of a Nonqualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, related Rights may be granted only at the time of the grant of the Incentive Stock Option.

   A Related Right or applicable portion thereof granted with respect to a given Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that, unless otherwise provided by the Committee at the time of grant, a Related Right granted with respect to less than the full number of shares covered by a related Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Option exceeds the number of shares not covered by the Right.

   A Related Right may be exercised by a Participant, in accordance with paragraph (b) of this Section 10, by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in paragraph
(b) of this Section 10. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been exercised.

   (b) Terms and Conditions. Rights shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee and as evidenced by a written Award Agreement between the Company and the Participant, including the following:

     (1) Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 6, 7, 9 and this Section 10 of this Plan.

     (2) Upon the exercise of a Related Right, a Participant shall be entitled to receive up to, but not more than, an amount in cash or shares of Common Stock equal in value to the excess of the Fair Market Value of one (1) share of Common Stock over the option price per share specified in the related Option multiplied by the number of shares in respect of which the Related Right shall have been exercised, with the Committee having the right to determine the form of payment.

     (3) Related Rights shall be transferable only when and to the extent that the underlying Option would be transferable under paragraph (h) of
  Section 9 of this Plan.

     (4) A Related Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Common Stock subject to the Incentive Stock Option exceeds the exercise price of such Option.

     (5) Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant.

     (6) The term of each Free Standing Right shall be fixed by the Committee, but no Free Standing Right shall be exercisable more than ten
  (10) years after the date such right is granted.

     (7) Upon the exercise of a Free Standing Right, a Participant shall be entitled to receive up to, but not more than, an amount in cash or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the price per share specified in the Free Standing Right (which shall be no less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant) multiplied by the number of shares in respect of which the Right is being exercised, with the Committee having the right to determine the form of payment.

     (8) No Free Standing Right shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant's lifetime, only by the Participant or his legal guardian or legal representative.

     (9) In the event of the termination of employment of a recipient of a Free Standing Right, such right shall be exercisable to the same extent that an Option would have been exercisable in the event of the termination of employment of a Participant.

11. Restricted Shares.

   (a) Grant. Subject to the provisions of this Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares shall be granted, the number of Restricted Shares to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares may be forfeited to the Company, and the other terms and conditions of such Awards (including whether or not such Restricted Shares shall qualify as Performance Awards).

   (b) Transfer Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered, except as otherwise provided in an Award Agreement. Certificates issued in respect of Restricted Shares shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Restricted Shares, the Company shall deliver such certificates to the Participant or the Participant's legal representative.

   (c) Dividends and Distributions. Dividends and other distributions paid on or in respect of Restricted Shares, if any, may be paid directly to the Participant, or may be reinvested in additional Restricted Shares, as determined by the Committee in its sole discretion.

   (d) Acceleration of Benefits upon Death, Disability or Retirement of Participant or a Change in Control. If (i) a Participant shall die while employed by the Company or an Affiliate Corporation thereof, (ii) the Participant's employment shall terminate by reason of Disability or Retirement, or (iii) there is a Change in Control, then in any such case all Restricted Shares theretofore granted to such Participant shall become immediately vested and nonforfeitable.

12. Performance Awards.

   (a) Grant. Subject to the provisions of this Plan, the Committee shall have sole and complete authority to determine the Participants to whom Performance Awards shall be granted, the number of shares of Common Stock subject to Performance Awards, the duration of the period during which, and the conditions under which, the Performance Awards may be forfeited to the Company, and the other terms and conditions of such Awards. Performance Awards may be (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

   (b) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award. Unless otherwise provided in an Award Agreement, Performance Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

   (c) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

13. Provisions Applicable to Covered Officers.

   To the extent the Committee determines, all performance-based Restricted Shares and Performance Awards granted to Covered Officers shall be subject to the terms and provisions of this Section 13.

   (a) Performance goals shall be limited to one or more of the following Company, subsidiary, operating unit or division financial performance measures:

  (i) earnings before interest, taxes, depreciation and/or amortization
  (ii) operating income or profit
  (iii) return on equity, assets, capital, capital employed, or investment
  (iv) after tax operating income
  (v) net income
  (vi) earnings or book value per share
  (vii) cash flow(s)
  (viii) total sales or revenues or sales or revenues per employee
  (ix) stock price or total shareholder return
  (x) dividends
  (xi) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or shares outstanding, or to assets or net assets.

   (b) The maximum annual number of shares in respect of which performance-based Restricted Shares and Performance Awards may be granted under the Plan is 100,000 and the maximum annual amount of any such Award settled in cash is $5 million.

   (c) To the extent necessary to comply with Section 162(m), no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (A) select the performance goal or goals applicable to the performance period, (B) establish the various targets and bonus amounts which may be earned for such performance period and (C) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

14. Effect of Certain Changes.

   (a) If there is any change in the number of outstanding shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination, exchange of shares, merger, consolidation, liquidation, split-up, spin-off or other similar change in capitalization, any distribution to shareholders, including a rights offering, other than cash dividends, or any like change, then the number of shares of Common Stock available for Awards, the maximum number of shares of Common Stock that may be subject to Awards, the number of such shares of Common Stock covered by outstanding Awards, and the price per share of Options or the applicable market value of Rights, shall be proportionately adjusted by the Committee to reflect such change or distribution; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

   (b) In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of this Plan.

   (c) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of Code.

15. Agreement by Participant Regarding Withholding Taxes.

   If the Committee shall so require, as a condition of grant, exercise, or settlement or otherwise, each Participant shall agree that:

     (a) no later than the date a Participant recognizes taxable income in connection with an Award granted hereunder in connection with the exercise or settlement of such Award or otherwise, the Participant will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise or settlement of such Award (any such tax, a "Withholding Tax"); and

     (b) the Company shall, to the extent permitted or required by law, have the right to deduct any Withholding Tax from any payment of any kind otherwise due to the Participant.

16. Gross-Up for Excise Tax.

   An Award Agreement may provide that in the event that a Participant becomes entitled by reason of a Change of Control to the accelerated vesting of an Award, if such Participant will be subject to excise tax (the "Excise Tax") under Section 4999 of the Code, the Company shall pay to such Participant as additional compensation an amount (the "Gross-Up Payment") which, after payment by such Participant of all taxes (including any federal, state and local income tax and excise tax upon the payment provided for by this
Section 16) allows Participant to retain an amount of the Gross-Up Payment equal to the Excise Tax. For purposes of determining whether a Participant will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by such Participant in connection with a Change in Control of the Company or the Participant's termination of employment (whether pursuant to the terms of the Award Agreement or any other plan, arrangement or agreement with the Company, any entity whose actions result in a Change in Control of the Company or any entity affiliated with the Company or such entity) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and reasonably acceptable to the Participant such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, or are otherwise not subject to the Excise Tax, (ii) the amount of payments or benefits treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of payments or benefits conferred on such Participant by reason of the Change of Control or (B) the amount of excess parachute payments within the meaning of
Section 280G(b)(1) of the Code (after applying clause (i), above), and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Participant shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Participant's residence on the date on which the Excise Tax is incurred, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, the Participant shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Participant with respect to such excess) at the time that the amount of such excess finally is determined. The Participant and the Company each shall reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax.

17. Termination and Amendment.

   Unless terminated by action of the Board of Directors or the Committee, no Awards may be granted under this Plan after May 4, 2010. This Plan may be amended or terminated at any time by the Committee, except that no amendment may be made without shareholder approval if the Committee determines that such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16 of the Exchange Act, for which or with which the Committee determines that it is desirable to qualify or comply. The Committee may amend the terms of any Award Agreement and any Award granted, retroactively or prospectively, but no amendment may adversely affect any vested Award without the holder's consent.

18. Effectiveness; Approval of Stockholders.

   This Plan shall take effect as of May 4, 2000 (the "Effective Date"), subject to the approval of the holders of the majority of the voting shares of the Company at the Company's 2000 annual meeting of Stockholders (the "2000 Annual Meeting"). This Plan gives effect to the amendment of the Company's Certificate of Incorporation to effect a one-for-ten reverse stock split of the Common Stock (the "Reverse Stock Split"). If such Reverse Stock Split is not approved by the holders of the majority of the voting shares of the Company, this Plan will be restated so that the number of shares of Common Stock authorized for issuance and individual grants set forth herein, including but not limited to Sections 5, 8, and 13 shall be adjusted so that the limitations set forth therein shall be multiplied by ten.

19. Effect of Headings.

   The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.

20. Governing Law

   The validity, construction and effect of the Plan shall be determined in accordance with the laws of the State of Delaware.

                                                                       ANNEX II

                       PROPOSED CERTIFICATE OF AMENDMENT
                                      OF
                  LABORATORY CORPORATION OF AMERICA HOLDINGS

   Laboratory Corporation of America Holdings (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

   FIRST: That at a meeting of the directors of the Corporation, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, as previously amended, and such amendment was declared to be advisable, and such amendment was submitted to the stockholders of the Corporation for consideration at their annual meeting. The resolution setting forth the proposed amendment is as follows:

     RESOLVED: Effective as of the close of business on the date of filing this Certificate of Amendment to the Certificate of Incorporation pursuant to the Delaware General Corporate Law (the "Effective Time"), each TEN shares of common stock, $.01 par value ("Old Common Stock"), of the Corporation issued and outstanding, shall be combined into ONE validly issued, fully paid and nonassessable share of common stock, $0.10 par value ("New Common Stock"), of the Corporation. Upon such Effective Time, each holder of Old Common Stock shall thereupon automatically be and become the holder of ONE share of New Common Stock for every TEN shares of Old Common Stock then held by such holder. Upon such Effective Time, each certificate formerly representing a stated number of shares of Common Stock shall thereupon be deemed for all corporate purposes to evidence ownership of New Common Stock in the appropriately reduced whole number of shares. As soon as practicable after such Effective Time, stockholders as of the date of the reclassification will be notified thereof and, upon their delivery of their certificates of Old Common Stock to the Corporation, will be sent stock certificates representing their shares of New Common Stock, rounded down to the nearest whole number, together with cash representing the fair value of such holder's fractional shares of Old Common Stock. No scrip or fractional share certificates for New Common Stock will be issued in connection with this reverse stock split.

     RESOLVED: That it is advisable that Article FOURTH of the Corporation's Certificate of Incorporation, as amended, be amended to read in its entirety as follows:

       FOURTH. The total number of shares of stock which the Corporation has authority to issue is eighty-two million (82,000,000) shares of which fifty-two million (52,000,000) will be shares of Common Stock, each having a par value of $0.10, and thirty million (30,000,000) will be shares of Preferred Stock, each having a par value of $0.10.

   SECOND: That thereafter, pursuant to resolution of the Board of Directors, a meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by the General Corporation Law of the State of Delaware voted in favor of the amendment.

   THIRD: That such amendment of the Certificate of Incorporation, as amended, was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

   FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

   FIFTH: That the effective date of this amendment shall be May 3, 2000.

                     Stockholders' Proxy Solicited by the
                       Board of Directors of Laboratory
                        Corporation of America Holdings

To: Laboratory Corporation of America Holdings

I appoint Bradford T. Smith and Wesley R. Elingburg, individually and together, as my proxies, with power of substitution, to vote all of my LABORATORY CORPORATION OF AMERICA HOLDINGS common stock at the Annual Meeting of stockholders of LABORATORY CORPORATION OF AMERICA HOLDINGS to be held at The Paramount Theater, 128 East Front Street, Burlington, NC, 27215 on Tuesday, May 2, 2000 at 9:00 a.m., Eastern Daylight time, and at any adjournment or postponement of the meeting.

My proxies will vote the shares represented by this proxy as directed on the other side of this card, but in the absence of any instructions from me, my proxies will vote "FOR" the election of all the nominees listed under Item 1 and "FOR" Item 2, Item 3 and Item 4. My proxies may vote according to their discretion on any other matter which may properly come before the meeting. I may revoke this proxy prior to its exercise.

               PLEASE SIGN AND DATE THE OTHER SIDE OF THE CARD.

           (PLEASE FILL IN THE APPROPRIATE BOXES ON THE OTHER SIDE.)

[X] Please mark your
    votes as in this
    example using
    dark ink only

--------------------------------------------------------------------------------

The Board of Directors recommends that you vote "FOR" all the nominees listed under Item No. 1 and "FOR" Item No. 2, Item No. 3 and
Item No. 4.
                           FOR            WITHHOLD AUTHORITY                                              FOR     AGAINST    ABSTAIN
                      all nominees      vote for all nominees    2. Approval of the Laboratory           [  ]       [  ]       [  ]
1. Election of all       [  ]                   [  ]                Corporation of America Holdings
   the members                                                      2000 Stock Incentive Plan.
   of the
   Company's                                                     3. Approval of the Amendment to the     [  ]       [  ]       [  ]
   Board of                                                         Laboratory Corporation of America
   Directors.                                                       Holdings Certificate of
                                                                    Incorporation (the reverse stock
For, except vote withheld from the following nominee(s).            split).
______________________________________________________________
Nominees: Thomas P. Mac Mahon, Jean-Luc Belingard,               4. Ratification of the appointment of   [  ]       [  ]       [  ]
          Wendy E. Lane, Robert E. Mittelstaedt, Jr., James B.      PricewaterhouseCoopers LLP as
          Powell, M.D., David B. Skinner, M.D. and Andrew G.        Laboratory Corporation of America
          Wallace, M.D.                                             Holdings' independent accountants
                                                                    for 2000.

SHAREHOLDER NAME AND ADDRESS

_______________________________________________ Date: ____________
               SIGNATURE(S)
NOTE: Please sign exactly as name(s) appear(s) above. If acting as an executor, administrator, trustee, guardian, etc. you should so indicate signing. If the shareholder is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each shareholder should sign. Date and promptly return the card in the envelope provided.
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